                                                                    EXHIBIT 4.20


                             INTERCREDITOR AGREEMENT

                             ACORDO ENTRE CREDORES

                                      AMONG

                                      ENTRE

                        NET SERVICOS DE COMUNICACAO S.A.

                        NET SERVICOS DE COMUNICACAO S.A.

                            AND SUBSIDIARIES THEREOF,

                              E SUAS SUBSIDIARIAS,

                       THE SECURED CREDITORS NAMED HEREIN

                       CREDORES DESIGNADOS NESTE CONTRATO

                                       AND

                                        E

                      BANCO ITAU S.A., AS COLLATERAL AGENT

                    BANCO ITAU S.A., COMO AGENTE DE GARANTIA

                            Dated as of [    ], 2004

                             Datado de [    ], 2004

                                Table of Contents

I. - DEFINITIONS AND RULES OF CONSTRUCTION

I. DEFINICOES E REGRAS DE INTERPRETACAO

II. - EFFECTIVENESS AND TERMNATION OF THIS AGREEMENT

II. EFICACIA E RESCISAO DO PRESENTE CONTRATO

III. - COVENANTS OF THE NET GROUP

III. COMPROMISSOS DO GRUPO NET

IV. - COVENANTS OF EACH CREDITOR

IV. COMPROMISSOS DE CADA CREDOR

V. - COLLATERAL ISSUES

V. DA GARANTIA

VI. - REPRESENTATIONS AND WARRANTIES OF THE NET GROUP

VI. DECLARACOES E GARANTIAS DO GRUPO NET

VII. - REPRESENTATIONS AND WARRANTIES OF EACH CREDITOR

VII. DECLARACOES E GARANTIAS DE CADA CREDOR

VIII. - INDEMNIFICATION

VIII. INDENIZACAO

IX. - EFFECTIVENESS

IX. VIGENCIA

X. - MISCELLANEOUS PROVISIONS

X. DISPOSICOES GERAIS

XI. - GOVERNING LAW AND JURISDICTION

XI. LEI DE REGENCIA E FORO

                                List of Exhibits

                                 Lista de Anexos

Exhibit 1 List of Company's Subsidiaries Parties to this Agreement

Anexo 1 Lista das Subsidiarias da Companhia que sao Parte do Presente Contrato

Exhibit 2 List of Creditors

Anexo 2 Lista dos Credores

Exhibit 3 List of Credit Instruments

Anexo 3 Lista dos Instrumentos de Divida

Exhibit 4 Copy of the Asset Pledge Agreement

Anexo 4 Copia do Contrato de Penhor Mercantil de Ativos com Clausula de Venda Amigavel e Outras Avencas

Exhibit 5-I Copy of Net Sao Paulo Credit Rights Pledge Agreement

Anexo 5-I Copia do Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao da Net Sao Paulo Ltda.

Exhibit 5-II Copy of Net Rio Credit Rights Pledge Agreement

Anexo 5-II Copia do Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao da Net Rio S.A.

Exhibit 6-I Copy of the Share Pledge Agreement

Anexo 6-I Copia do Contrato de Penhor de Acoes com Clausula de Venda Amigavel e Outras Avencas

Exhibit 6-II Copy of the Quota Pledge Agreement

Anexo 6-II Copia do Contrato de Penhor de Quotas com Clausula de Venda Amigavel e Outras Avencas

Exhibit 7 Form of Term of Adhesion

Anexo 7 Modelo do Termo de Adesao

Exhibit 8 List of carve outs to the Representations and Warranties of the Net Group

Anexo 8 Lista de excecoes as Declaracoes e Garantias do Grupo Net

Exhibit 9 List of Net Group companies indebtedness subject to the Plan

Anexo 9 Lista das dividas das empresas do Grupo Net sujeitas ao Plano de Reestruturacao

Exhibit 10 Form of Letter of Confidentiality

Anexo 10 Modelo de Carta de Confidencialidade

                             INTERCREDITOR AGREEMENT

                              ACORDO ENTRE CREDORES

This Intercreditor Agreement, dated as of [    ], 2004 (this "AGREEMENT"), is
entered into by and among the following parties (the "PARTIES"):

Este Acordo entre Credores, datado de [     ], 2004 (o "CONTRATO"), e celebrado
entre as seguintes partes (as "PARTES"):

(a) NET SERVICOS DE COMUNICACAO S.A., a Brazilian sociedade por acoes with its principal place of business in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, 1,356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented in accordance with its bylaws by its executive officers, Messrs. Francisco Tosta Valim Filho e Leonardo Porciuncula Gomes Pereira;

(a) NET SERVICOS DE COMUNICACAO S.A., sociedade por acoes, com sede na Cidade e Estado de Sao Paulo, na Rua Verbo Divino, 1.356, Chacara Santo Antonio, registrada no Cadastro Nacional de Pessoas Juridicas (C.N.P.J.) sob o n(degrees) 00.108.786/0001-65 (a "COMPANHIA"), neste ato representada de acordo com seu estatuto social pelos seus diretores, Srs. Francisco Tosta Valim Filho e Leonardo Porciuncula Gomes Pereira;

(b) the subsidiaries of the Company listed in "Exhibit 1" hereto (the "SUBSIDIARIES" and, together with the Company, the "NET GROUP"):

(b) as subsidiarias da Companhia listadas no "Anexo 1" ao presente Contrato (as "SUBSIDIARIAS" e, junto com a Companhia, o "GRUPO NET");

(c) each of the Creditors listed and identified in "Exhibit 2" hereto; and

(c) cada um dos Credores listados e qualificados no "Anexo 2" ao presente Contrato (os "Credores");

(d) BANCO ITAU S.A., a Brazilian financial institution with its principal place of business in the city

(d) BANCO ITAU S.A., instituicao financeira, com sede na Cidade e Estado de Sao Paulo, na Praca Alfredo of Sao Paulo, State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, No. 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, as collateral agent (and any successor thereto or other collateral agent appointed by the Required Creditors pursuant hereto, the "COLLATERAL AGENT"), herein represented in accordance with its bylaws by its undersigned legal representatives.

Egydio Souza Aranha, n(degrees) 100, Torre Itausa, registrado no Cadastro Nacional de Pessoas Juridicas (C.N.P.J.) sob o n(degrees) 60.701.190/0001-04, na qualidade de agente de garantia (e qualquer sucessor do mesmo ou outro agente de garantia nomeado pelos Credores Necessarios de acordo com este Contrato, o "AGENTE DE GARANTIA"), neste ato representado de acordo com seu estatuto social; e

(e) PLANNER CORRETORA DE VALORES S.A., a company with its principal place of business in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 2439, 11th floor, enrolled with the National Registry of Legal Entities (CNPJ) under No. 00.806.535/0001-54, herein represented in accordance with its by-laws, as intervening and consenting party (hereinafter referred to as "FIDUCIARY AGENT"),

(e) PLANNER CORRETORA DE VALORES S.A., uma sociedade por acoes, com sede na Cidade de Sao Paulo, Estado de Sao Paulo, na Avenida Paulista, 2.439, 11(degrees) andar, registrada no Cadastro Nacional de Pessoas Juridicas (CNPJ) sob o n(degrees) 00.806.535/0001-54, aqui representada de acordo com seu Estatuto Social, como interveniente-anuente (doravante designada como "AGENTE FIDUCIARIO");

WITNESSETH

CONSIDERANDO QUE

(1) WHEREAS, the Company and certain Subsidiaries are the original obligors under several different debt instruments between them and local and foreign Creditors;

(1) A Companhia e/ou algumas de suas controladas eram originalmente devedoras de uma serie de instrumentos de divida contratados entre elas e credores no Brasil e no exterior;

(2) WHEREAS, in December 2002, the Net Group suspended the payments due under such debt instruments and commenced negotiations with certain creditors regarding a restructuring plan aiming to cause its payment obligations under such debt instruments to become consistent with its projected future cash flows;

(2) em dezembro de 2002, o Grupo Net suspendeu os pagamentos devidos nos termos de tais instrumentos de divida e deu inicio a negociacoes com alguns de seus credores, objetivando um plano de reestruturacao com vistas a tornar suas obrigacoes de pagamento oriundas de tais instrumentos de divida consistentes com seus fluxos de caixa projetados;

(3) WHEREAS, the Creditors and Company, on its behalf and on behalf of the Subsidiaries have successfully negotiated, in good faith, a debt restructuring plan with Creditors (the "PLAN"), which resulted, among other things, in the commitment to the execution, by Creditors on the one side, and Net Group, on the other side, of a series of amendments and/or restatements of the original credit instruments and/or new credit instruments and/or debt confession instruments that replaced the original credit instruments, under which the terms and conditions of the original credit instruments have been amended and adjusted so as to reflect the new terms and conditions agreed upon by the parties;

(3) os Credores e a Companhia, esta por si e em nome das Subsidiarias, negociaram, de boa-fe, um plano de reestruturacao do debito (o "PLANO DE REESTRUTURACAO"), que resultou no comprometimento, pelos Credores de um lado, e pelo Grupo Net do outro, em celebrarem uma serie de aditamentos e/ou novos instrumentos de divida e/ou confissoes de divida, os quais substituiram os instrumentos de divida originais, cujos respectivos termos e condicoes foram aditados e ajustados para refletir os novos termos e condicoes acordados pelas Partes;

(4) WHEREAS, in addition to the Credit Instruments (as defined in Section 1.1 below), as part of the Plan, Creditors and Net Group have agreed

(4) como parte do Plano de Reestruturacao, os Credores e o Grupo Net concordaram em celebrar, alem dos Instrumentos de Divida (conforme to enter into other agreements, such as this Agreement and the Security Agreements; and

definidos na Clausula 1.1 abaixo), outros contratos, dentre os quais incluem-se
o presente Contrato e os Contratos de Penhor (conforme definidos na Clausula 1.1 abaixo); e

(5) WHEREAS, Net Group will be obligated to pledge (or cause to be pledged) the Collateral (as defined in Section 1.1 below) in favor of the Creditors, in order to secure the full repayment of all of the Net Group obligations under the Secured Obligations (as defined in Section 1.1 below), subject to the terms and conditions set forth hereunder, in the Credit Instruments and in the Security Agreements.

(5) o Grupo Net esta obrigado a empenhar (ou fazer com que seja empenhada) a Garantia (conforme definida na Clausula 1.1 abaixo) em favor dos Credores, para garantir o pagamento integral de todas as obrigacoes do Grupo Net de acordo com as Obrigacoes Garantidas (conforme definidas na Clausula 1.1 abaixo), sujeito aos termos e condicoes estabelecidos neste Contrato, nos Instrumentos de Divida e nos Contratos de Penhor.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree to enter into this Agreement, which shall be governed by the following terms and conditions:

ISTO POSTO, RESOLVEM as Partes, em razao dos Considerandos acima e dos compromissos mutuos ora assumidos, celebrar o presente Contrato, que se regera pelos seguintes termos e condicoes:

I.    DEFINITIONS AND RULES OF CONSTRUCTION

I.    DEFINICOES E REGRAS DE INTERPRETACAO

1.1. Definitions. The following terms, as used herein, in singular or in plural, have the following meanings:

1.1. Definicoes. Os seguintes termos, conforme utilizados neste Contrato, no singular ou no plural, terao o seguinte significado:

"ENFORCEMENT ACTION" means any action or proceeding taken by, or on behalf of, one or more of the Creditors against the Company and/or any of the Subsidiaries for the purpose of: (a) adjudicating or seeking a judgment or other remedy (whether through judicial, arbitration or administrative proceedings or through any set-off, demand for collateral or similar action) on any claim against the Company and/or any of the Subsidiaries under any Secured Obligations, or confirming, registering or enforcing any judgment, award or claim resulting therefrom, or (b) filing any petition or initiating or joining in any proceeding seeking liquidation, reorganization, bankruptcy, concordata, recuperacao extrajudicial or similar process with respect to the Company and/or any of the Subsidiaries.

"ATO DE COBRANCA" significa qualquer acao ou procedimento iniciado por um ou mais dos Credores ou por seus representates legais, contra a Companhia e/ou qualquer das Subsidiarias com a finalidade de: (a) requerer ou buscar uma decisao ou outra medida em qualquer demanda contra a Companhia e/ou quaisquer de suas Subsidiarias relativamente as Obrigacoes Garantidas (seja atraves de procedimento judicial, arbitral ou administrativo, ou seja atraves de requerimento de penhora ou medida similar), ou para confirmar, registrar ou executar qualquer sentenca, decisao ou direito resultante de tal demanda; ou (b) protocolizar qualquer peticao ou iniciar ou intervir em qualquer procedimento visando a liquidacao, reorganizacao, falencia, concordata, recuperacao extrajudicial ou processo similar com relacao a Companhia e/ou quaisquer de suas Subsidiarias.

"UNIBANCO LITIGATION" means the Foreclosure Motion no. 000.02.222.752-0 and Motion to Stay Execution no. 000.02.222.752-0/001, before the 2nd Civil Court of Santo Amaro - Sao Paulo-SP.

"ACAO DO UNIBANCO" significa a Acao de Execucao n(0) 000.02.222.752-0 e Embargos a Execucao n(0) 000.02.222.752-0/001, em tramite perante a 2(a) Vara Civel do Foro Regional de Santo Amaro na Comarca de Sao Paulo - SP.

"AFFILIATE" means, with respect to any Person, any other Person that Controls,

"AFILIADA" significa, com relacao a determinada Sociedade, qualquer outra is Controlled by or is under common Control with such Person.

Sociedade que Controle, seja Controlada ou esteja sob o Controle comum da determinada Sociedade.

"COLLATERAL AGENT" has the meaning specified in the preamble hereof.

"AGENTE DE GARANTIA" tem o significado especificado no preambulo deste Contrato.

"TRUSTEE" means The Bank of New York, a New York Banking Corporation, with its principal corporate trust office at 101 Barclay Street, New York, NY, 10286, solely in its capacity as trustee for (i) the Company Noteholders and (ii) the Net Sul Noteholders.

"TRUSTEE" significa, The Bank of New York, uma instituicao financeira com sede em Nova Iorque, na 101 Barclay Street, Nova Iorque, NY, 10286, exclusivamente na qualidade de trustee (i) dos Detentores de Notes da Companhia (ii) dos Detentores das Net Sul Notes.

"NET SUL NOTES" mean the 7% Senior Secured Note Due 2009 and Senior Secured Floating Rate Notes due 2009 issued by Net Sul Comunicacoes Ltda.

"NET SUL NOTES" significa as 7% Senior Secured Notes vincendas em 2009 e as Senior Secured Floating Rate Notes vincendas em 2009 emitidas pela Net Sul Comunicacoes Ltda.

"NET SUL NOTEHOLDER" means the holder, or beneficial holder, of any "Net Sul Notes".

"DETENTORES DE NET SUL NOTES" significa os detentores, ou os beneficiarios, de qualquer Net Sul Notes.

"CENTRAL BANK" means the Central Bank of Brazil.

"BANCO CENTRAL" significa o Banco Central do Brasil.

"CENTRALIZING BANK" means the Banco Centralizador, as such term is defined in the Credit Rights Pledge Agreements.

"BANCO CENTRALIZADOR" significa o Banco Centralizador, conforme definido nos Contratos de Penhor de Creditos e Direitos Creditorios.

"BRAZIL" means the Federative Republic of Brazil.

"BRASIL" significa a Republica Federativa do Brasil.

"BRAZILIAN CIVIL CODE" means the Brazilian Federal Law no. 10.406, as of January 10th, 2002.

"CODIGO CIVIL BRASILEIRO" significa a Lei Federal Brasileira n(0)10.406, de 10 de janeiro de 2002.

"BRAZILIAN CODE OF CIVIL PROCEDURE" means the Brazilian Federal Law no. 5.869, as of January 11th, 1973, as amended.

"CODIGO DE PROCESSO CIVIL BRASILEIRO" significa a Lei Federal Brasileira n(0)5.869, de 11 de janeiro de 1973, com as alteracoes promovidas por legislacao superveniente.

"COMPANY" has the meaning specified in the preamble hereof.

"COMPANHIA" tem o significado especificado no preambulo deste Contrato.

"COMPETITOR" means any Person (or Affiliate of a Person) that is engaged in Brazil in one or more of the same lines of business of the Company or any of its Subsidiaries (including, without limitation, the provision of telecommunication services, internet access, or cable, broadcast or satellite television services (including, without limitation, pay-per-view services)), provided however that any commercial bank, finance company, insurance company or other financial institution or fund (or any Affiliates thereof) owning investments in, but not controlling a Competitor shall not be deemed a Competitor for the purpose hereof.

"CONCORRENTE" significa qualquer Sociedade (ou Afiliada de qualquer Sociedade) que se dedique, no Brasil, a um ou mais ramos de negocio explorados pela Companhia ou qualquer das Subsidiarias (incluindo, sem limitacao, a prestacao de servicos de telecomunicacoes, acesso a internet, ou servicos de cabo, transmissao ou de televisao por satelite (incluindo, sem limitacao, servicos pay-per-view)), ressalvado, no entanto, que qualquer banco comercial, companhia financeira ou outra instituicao financeira ou fundo (ou qualquer Afiliada destes) que detenha investimentos em, mas nao controle um Concorrente, nao sera considerado um Concorrente para os fins desta definicao.

"AGREEMENT" has the meaning specified in the preamble hereof.

"CONTRATO" tem o significado estabelecido no preambulo deste Contrato.

"ASSET PLEDGE AGREEMENT" means the Contrato de Penhor Mercantil de

"CONTRATO DE PENHOR DE ATIVOS" significa o Contrato de Penhor

Ativos com Clausula de Venda Amigavel e Outras Avencas entered into on the date hereof by and among the Company, the Subsidiaries, the Creditors represented by the Collateral Agent and the Collateral Agent, attached hereto as "Exhibit 4".

Mercantil de Ativos com Clausula de Venda Amigavel e Outras Avencas celebrado na presente data entre a Companhia, as Subsidiarias, os Credores representados pelo Agente de Garantia e o Agente de Garantia, anexado ao presente Contrato como "Anexo 4".

"SECURITY AGREEMENTS" means: (a) the Credit Rights Pledge Agreements, (b) the Stock Pledge Agreements and (c) the Asset Pledge Agreement. For the purpose of clarification, the Collateral Agent, acting under the power of attorney set forth in Section 5.6.1 below, will (to the extent required to be signed by the Creditors) sign each such agreement (and all amendments thereto) on behalf of each Creditor.

"CONTRATOS DE PENHOR" significa (a) os Contratos de Penhor de Creditos e Direitos Creditorios, (b) os Contratos de Penhor de Acoes e (c) o Contrato de Penhor de Ativos. Para fins de esclarecimento, o Agente de Garantia, agindo segundo os termos da procuracao outorgada na Clausula 5.7 abaixo, assinara (na medida em que tal assinatura for exigida dos Credores) cada um dos referidos contratos (bem como todos os seus aditamentos) em nome de cada Credor.

"STOCK PLEDGE AGREEMENTS" means the Contrato de Penhor de Acoes com Clausula de Excussao Amigavel e Outras Avencas, attached hereto as "Exhibit 6-I", and the Contrato de Penhor de Quotas com Clausula de Excussao Amigavel e Outras Avencas, attached hereto as "Exhibit 6-II"; both entered into on the date hereof by and among the respective share/quotaholders of each Subsidiary,

"CONTRATOS DE PENHOR DE ACOES" significa o Contrato de Penhor de Acoes com Clausula de Excussao Amigavel e Outras Avencas anexado ao presente como "Anexo 6-I" e o Contrato de Penhor de Quotas com Clausula de Excussao Amigavel e Outras Avencas, anexado ao presente como "Anexo 6-II", ambos celebrados na presente data por acionistas/quotistas de cada the Company, the Creditors, represented by the Collateral Agent, and the Collateral Agent.

Subsidiaria, a Companhia, os Credores, representados pelo Agente de Garantia e o Agente de Garantia.

"CREDIT RIGHTS PLEDGE AGREEMENTS" means (a) the Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao, entered into on the date hereof by and among Net Sao Paulo Ltda., the Company, the Creditors, represented by the Collateral Agent, the Collateral Agent, and the Centralizing Bank, attached hereto as "Exhibit 5-I"; and (b) the Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao, entered into on the date hereof by and among Net Rio S.A., the Company, the Creditors, represented by the Collateral Agent, the Collateral Agent, and the Centralizing Bank, in the form attached hereto as "Exhibit 5-II".

"CONTRATOS DE PENHOR DE CREDITOS E DIREITOS CREDITORIOS" significa (a) o Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao, celebrado na presente data entre Net Sao Paulo Ltda., a Companhia, os Credores representados pelo Agente de Garantia, o Agente de Garantia e o Banco Centralizador, anexado a este Contrato como "Anexo 5-I"; e (b) o Contrato de Penhor de Creditos e Direitos Creditorios com Clausula de Excussao, celebrado na presente data entre a Net Rio S.A., a Companhia, os Credores representados pelo Agente de Garantia, o Agente de Garantia e o Banco Centralizador, conforme o modelo anexado a este Contrato como "Anexo 5-II".

"CONTROL" of a Person means the power, directly or indirectly, to direct, determine, manage, control or cause the direction of the management, business, operations, activities, investments or policies of such Person, whether through the ownership of any interest in such Person, by contract or otherwise.

"CONTROLE" de uma Sociedade significa o poder de, direta ou indiretamente, instruir, determinar, administrar, controlar ou determinar a administracao, os negocios, as operacoes, as atividades, os investimentos ou as politicas de tal Sociedade, seja atraves da titularidade de qualquer participacao societaria em tal Sociedade, seja por forca de contrato ou de outra forma.

"ADDITIONAL CREDITOR" means any entity from time to time designated as a "Creditor" in a duly executed Term of Adhesion.

"CREDOR INGRESSANTE" significa qualquer entidade que venha a ser designada como um "Credor" atraves de Termo de Adesao devidamente firmado.

"RESTRUCTURING CREDITOR" means each Person that is a Creditor on the Restructuring Closing Date.

"CREDOR NA REESTRUTURACAO" significa cada Sociedade qualificada como Credor na Data de Fechamento da Reestruturacao.

"CREDITORS" means, collectively, (i) each of the parties listed in "Exhibit 2" hereto, (ii) each other creditor from time to time designated as a "Creditor" in a duly executed Term of Adhesion, and (iii) any purchaser, assignee or successor, for any reason, that becomes a creditor under any Credit Instrument. Each of the Company Noteholders and the Net Sul Noteholders are represented in this Agreement by the Trustee. Each reference in this Agreement to the "Creditors" that relates to the holders of the Company Notes or Net Sul Notes, as the case may be, shall be deemed to be a reference to the Company
Noteholders or the Net Sul Noteholders, as the case may be, and not to the Trustee or any other Person.

"CREDORES" significa, em conjunto, (i) cada uma das partes listadas no "Anexo 2" deste Contrato, (ii) qualquer Credor Ingressante, e (iii) qualquer adquirente, cessionario ou sucessor, a qualquer titulo, que se torne credor em relacao a qualquer dos Instrumentos de Divida. Cada Detentor de Notes da Companhia e cada Detentor da Net Sul Notes representados neste Contrato pelo Trustee. Cada referencia neste Contrato a "Credores" relativamente aos detentores de Notes emitidas pela Companhia e pela Net Sul, conforme o caso, diz respeito aos Detentores de Notes da Companhia e aos Detentores de Net Sul Notes, conforme o caso, e nao ao Trustee ou qualquer outra Sociedade.

"REQUIRED CREDITORS" means Creditors representing at least sixty percent (60%) of the then principal amount outstanding of the Secured Obligations, provided, however, that (i) with respect to any amendment or waiver by or consent by the Creditors the effect of which would be to release any of the Collateral, "Required Creditors" shall mean Creditors representing at least eighty-five percent (85%) of the then principal amount outstanding of the Secured Obligations (other than the Company Noteholders) and (ii) for calculation of

"CREDORES NECESSARIOS" significa os Credores detentores de pelo menos 60% (sessenta por cento) do valor principal das Obrigacoes Garantidas a ser pago, observado que (i) para fins de qualquer aditamento ou renuncia ou consentimento pelos Credores cujo efeito seja a liberacao de qualquer parte da Garantia, os "Credores Necessarios" serao os Credores que detenham pelo menos 85% (oitenta e cinco por cento) do valor principal das Obrigacoes Garantidas a ser pago (outros Credores que nao os Detentores de Notes da Companhia) e the percentages above any Affiliates of the Net Group Companies and Creditors that for any reason whatsoever are in breach of the obligations set forth in Sections 4.2, 5.2, 5.4, 5.8 and 5.9 shall not be considered for the definition of "Required Creditors".

(ii) para o calculo da porcentagem acima, as Afiliadas das empresas do Grupo Net e os Credores que por qualquer razao estiverem em inadimplemento com relacao as obrigacoes previstas nas Clausulas 4.2, 5.2, 5.4, 5.8 e 5.9, nao deverao ser considerados como "Credores Necessarios".

"SIGNING DATE" means the date when the Company, the Collateral Agent and any one or more Creditors executes this Agreement.

"DATA DE ASSINATURA" significa a data em que a Companhia, o Agente de Garantia e os Credores celebrarem o presente Contrato

"RESTRUCTURING CLOSING DATE" means the date of consummation of the exchange of the existing indebtedness of the Net Group (including, without limitation, the 5/8% Senior Guaranteed Notes due 2004, the Net Sul Comunicacoes Ltda. floating rate notes, the existing working capital and bank loan facilities and the real-denominated convertible and non-convertible debentures) for the Secured Obligations.

"DATA DE FECHAMENTO DA REESTRUTURACAO" significa a data da consumacao da substituicao das dividas existentes do Grupo Net (incluindo, sem limitacao, as 5.8% Senior Guaranteed Notes vencidas em 2004, as Senior Guaranteed Notes a taxas de juros flutuantes emitidas pela Net Sul Comunicacoes Ltda., os financiamentos de capital de giro e emprestimos bancarios e debentures conversiveis e nao conversiveis denominadas em real) por Obrigacoes Garantidas.

"PLEDGE TERMINATION DATE" means the earlier of (i) the date on which all of the Secured Obligations have been finally and indefeasibly paid in full and (ii) the date on which each of the

"DATA DE TERMINO DO PENHOR" significa a primeira entre as seguintes datas: (i) a data em que todas as Obrigacoes Garantidas tenham sido final e integralmente pagas; ou (ii) a

Security Agreements has been terminated in accordance with its respective terms.

data em que os Contratos de Penhor tenham sido extintos de acordo com seus respectivos termos.

"ACCELERATION ACTION" means any action by, or on behalf of, a Creditor or any group of Creditors to declare the Secured Obligations owing to it or them to be due and payable prior to the stated date of maturity thereof due to a default by the Company with respect to such Secured Obligations under such Credit Instruments.

"DECLARACAO DE VENCIMENTO ANTECIPADO" significa qualquer ato de um Credor ou de qualquer grupo de Credores, ou seus representantes legais, para declarar as suas respectivas Obrigacoes Garantidas vencidas anteriormente a data original de vencimento de tais obrigacoes, devido ao inadimplemento da Companhia em relacao a tais Obrigacoes Garantidas, observados os termos dos respectivos Instrumentos de Divida.

"COMPANY NOTEHOLDER" means any holder of any outstanding Company Note.

"DETENTOR DE NOTES DA COMPANHIA" significa qualquer detentor de qualquer Note da Companhia em circulacao.

"BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, U.S.A., the City of Sao Paulo, Brazil or the City of Rio de Janeiro, Brazil in each case, are authorized or required by law to remain closed.

"DIA UTIL" significa qualquer dia que nao seja sabado, domingo ou qualquer outro dia em que bancos comerciais na Cidade de Nova Iorque, EUA, na Cidade de Sao Paulo, Brasil, ou na Cidade do Rio de Janeiro, Brasil, conforme o caso, estiverem autorizados, ou forem obrigados por lei, a permanecer fechados.

"RESTRICTIVE PROVISION" has the meaning specified in Section 3.3.4 hereof.

"DISPOSICAO RESTRITIVA" tem o significado especificado na Clausula 3.3.4 do presente Contrato.

"NONPARTICIPATING DEBT" means any debt of the Net Group companies listed in "Exhibit 9" that has not been modified, exchanged or converted into a Credit Instrument under the Plan.

"DIVIDAS NAO INCLUIDAS" significa qualquer divida das empresas do Grupo Net listada no "Anexo 9" que nao tenha sido modificada, trocada ou convertida em um Instrumento de Divida por forca do Plano de Reestruturacao.

"TRANSACTION DOCUMENTS" means this Agreement, any Security Agreement, any Credit Instrument and/or any other document related to the Plan and any amendment thereto.

"DOCUMENTOS DA OPERACAO" significa este Contrato, qualquer Contrato de Penhor, qualquer Instrumento de Divida e/ou qualquer outro documento relacionado ao Plano de Reestruturacao, bem como qualquer alteracao aos termos de tais instrumentos.

"PLEDGE DOCUMENTS" means the Security Agreements and this Agreement.

"DOCUMENTOS DE PENHOR" significa os Contratos de Penhor e este Contrato.

"DOLLAR" means the lawful currency of the United States of America.

"DOLAR" significa a moeda legal dos Estados Unidos da America.

"APPLICABLE BRAZILIAN CURRENCY EQUIVALENT" means, as of any date of determination, with respect to any Dollar amount, the equivalent in Brazilian Currency of such amount converted into the Brazilian Currency using the Exchange Rate in effect on such date.

"EQUIVALENTE EM MOEDA BRASILEIRA APLICAVEL" significa, em qualquer data determinada, com relacao a qualquer valor em dolar, o equivalente em moeda brasileira de tal quantia, atraves de conversao pela Taxa de Cambio em vigor em tal data.

"SUBSIDIARY FINANCIAL STATEMENT FILING REQUIREMENT" means, with respect to any of the Company's

"EVENTO DE REGISTRO DE DEMONSTRACOES FINANCEIRAS", significa, com relacao a quaisquer

Subsidiaries, any requirement, under any governmental law, rule or regulation in any jurisdiction, that there be filed with the Securities and Exchange Commission in the United States, or with any other governmental agency in any jurisdiction, separate financial statements for such Subsidiary due to the fact that such Subsidiary's capital stock or other securities secure the Company Notes.

Subsidiarias da Companhia, qualquer obrigacao, nos termos de qualquer lei aplicavel, regra ou regulamento governamental em qualquer jurisdicao, no sentido de que sejam arquivados junto a Comissao de Valores Mobiliarios dos Estados Unidos da America (Securities and Exchange Commission), ou em qualquer outra agencia governamental de qualquer jurisdicao, demonstracoes financeiras em separado para cada Subsidiaria, devido ao fato de o capital social ou outros valores mobiliarios de tal Subsidiaria garantirem as Notes da Companhia.

"COLLATERAL ACTION" means any action or proceeding taken by the Collateral Agent, on behalf of the Creditors, against the Net Group or all or any part of the Collateral, in each case for the purpose of enforcing the rights of any Creditor under or in respect of the Security Agreements, including, without limitation, the initiation of action in any court or arbitration board or before any administrative agency or governmental tribunal to enforce such rights.

"EXCUSSAO DE GARANTIA" significa qualquer acao ou procedimento iniciado exclusivamente pelo Agente de Garantia, em nome dos Credores, contra qualquer empresa do Grupo Net, para fins de assegurar o direito de qualquer Credor oriundo dos Contratos de Penhor de excutir toda a Garantia, ou parte da Garantia, incluindo, sem a tanto se limitar, a propositura de acao perante qualquer tribunal ou corte de arbitragem ou perante qualquer agencia administrativa ou orgao governamental, para exercer tal direito.

"COLLATERAL" means all of the assets and rights pledged under the Security Agreements.

"GARANTIA" significa todos os ativos e direitos empenhados de acordo com os Contratos de Penhor.

"ADDITIONAL CREDIT INSTRUMENT" means each instrument from time to time designated as a "Credit Instrument" in a duly executed Term of Adhesion.

"INSTRUMENTO DE DIVIDA INGRESSANTE" significa cada instrumento eventualmente designado como "Instrumento de Divida" em um Termo de Adesao devidamente firmado.

"CREDIT INSTRUMENTS" means, collectively, (i) each credit instrument listed in "Exhibit 3" hereto and (ii) each other credit instrument from time to time designated as a "Credit Instrument" in a duly executed Term of Adhesion.

"INSTRUMENTO DE DIVIDA" significa, em conjunto, (i) cada um dos Instrumentos de Divida listados no "Anexo 3" a este Contrato e (ii) cada um dos outros instrumentos de divida que venham a ser designados a qualquer tempo como um "Instrumento de Divida" atraves de um Termo de Adesao devidamente assinado.

"BRAZILIAN CURRENCY" means the lawful currency of Brazil.

"MOEDA BRASILEIRA" significa a moeda legal do Brasil.

"COMPANY NOTES" means the Company's Dollar-denominated 7.0% Senior Secured Notes due 2009 to be issued in exchange for the Multicanal Telecomunicacoes S.A.'s Dollar-denominated 5.8% Senior Guaranteed Notes due 2004.

"NOTES DA COMPANHIA" significa as 7% Senior Secured Notes de emissao da Companhia, denominadas em dolar e vincendas em 2009 (registradas na CVM americana - US Securities and Exchange Commission), que foram emitidas em substituicao das 5.8% Senior Guaranteed Notes de emissao da Multicanal Telecomunicacoes S.A., denominadas em dolar e vencidas em 2004.

"SECURED OBLIGATIONS" means, collectively, the obligations of the Company and the Subsidiaries to pay the principal of and interest on

"OBRIGACOES GARANTIDAS" significa, em conjunto, as obrigacoes da Companhia e de suas Subsidiarias de pagar o principal e os juros sobre a indebtedness under each Credit Instrument and all other payment obligations of the Company and/or the Subsidiaries under such instrument.

divida nos termos de cada Instrumento de Divida, bem como todas as outras obrigacoes de pagamento da Companhia e/ou de suas Subsidiarias nos termos de tal Instrumento de Divida.

"PARTIES" has the meaning specified in the preamble hereof.

"PARTE" tem o significado estabelecido no preambulo deste Contrato.

"PERSON" means any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) or other entity of whatever nature.

"SOCIEDADE" significa qualquer individuo, companhia, sociedade limitada, associacao voluntaria, sociedade, joint venture, truste, organizacao sem personalidade juridica ou governo (ou qualquer agencia, setor, ou subdivisao politica dos mesmos) ou outra entidade de qualquer natureza.

"POTENTIAL ENFORCEMENT EVENT" means the occurrence of any event that permits, or that with the giving of notice or the lapse of time or both would permit, any Creditor or group of Creditors, or any representative thereof, to take any Acceleration Action or take similar remedial action including, without limitation, any Enforcement Action or any Collateral Action.

"POTENCIAL EVENTO DE COBRANCA" significa a ocorrencia de qualquer evento que permita, ou que, com o envio de notificacao ou decurso de tempo, ou ambos, permitiria a qualquer Credor ou grupo de Credores, ou qualquer de seus representantes legais, proceder a Declaracao de Vencimento Antecipado ou tomar uma medida similar, incluindo, sem ressalva, qualquer Ato de Cobranca e/ou Excussao de Garantia.

"LOSSES" means any and all evidenced losses, damages (whether direct or indirect, but not including consequential and incidental losses or

"PREJUIZO" significa todos e quaisquer prejuizos, danos (diretos ou indiretos, mas sem incluir perdas ou danos imprevistos e incidentais) devidamente damages) and reasonable documented expenses or costs (including but not limited to reasonable attorneys' fees, auditor's fees, appraiser's fees, expert witnesses' fees and administrative or court fees undertaken in connection with such losses and damages).

comprovados, e despesas ou custos devidamente documentados (inclusive, entre outros, honorarios advocaticios, honorarios de auditor, avaliador, perito judicial, quaisquer destes honorarios em valores compativeis, e taxas administrativas ou custas judiciais incorridas em razao de tais perdas e danos).

"PROCEEDS" means any assets, property, rights or other consideration received upon the sale, exchange, foreclosure, collection or other disposition of Collateral in accordance with the terms hereof and of the relevant Security Agreement, including dividends or other income from the pledged assets under the Pledge Documents, collections thereon or distribution or payments with respect thereto.

"PRODUTO" significa quaisquer bens moveis ou imoveis, direitos ou valores recebidos em razao da venda, troca, excussao, execucao ou outra forma de disposicao da Garantia de acordo com os termos dos respectivos Contratos de Penhor, inclusive dividendos ou outros proventos resultantes dos bens empenhados, por forca da excussao, de acordo com os Documentos de Penhor, ou de distribuicao ou pagamento de tais dividendos ou proventos.

"REAIS" means the lawful currency of Brazil.

"REAIS" significa a moeda legal do Brasil.

"ROF" means the Financial Transaction Registry Module (Modulo de Registro de Operacao Financeira) of the Data System of the Central Bank.

"ROF" significa Modulo de Registro de Operacao Financeira do Sistema de Dados SISBACEN do Banco Central.

"SUBSIDIARIES" has the meaning specified in the preamble hereof.

"SUBSIDIARIAS" tem o significado especificado no preambulo deste Contrato.

"EXCHANGE RATE" means, for each day, the exchange rate publicly announced by the Central Bank with respect to Dollars, at the closing rate of the Dollar under PTAX 800, Option 5 (selling rate), currency 220 on the SISBACEN Data System (or its successor) on the most recent preceding Business Day in Brazil; provided that if no such rate of exchange is available, then the applicable rate shall be an average of the Brazilian Currency/Dollar exchange rates for the sale of Dollars notified to the Company by four leading Brazilian banks and international banks present in Brazil selected in good faith by the Company.

"TAXA DE CAMBIO" significa, para cada dia, a taxa de cambio anunciada publicamente pelo Banco Central com relacao ao Dolar, a taxa de fechamento do Dolar de acordo com PTAX 800, Opcao 5 (taxa de venda), moeda 220 no Sistema de Dados SISBACEN (ou seu sucessor) no Dia Util imediatamente anterior no Brasil; sendo certo que se tal taxa de cambio nao estiver disponivel, entao a taxa aplicavel devera ser a media entre as taxas de cambio da Moeda Brasileira/Dolar para venda de Dolares, notificada a Companhia por quatro grandes bancos brasileiros e bancos internacionais presentes no Brasil, selecionados de boa fe pela Companhia.

"TERM OF ADHESION" means each Term of Adhesion (substantially in the form of Exhibit 7 hereto) to be entered among the Company, the Collateral Agent and any new Creditor that adheres to this Agreement pursuant to the terms hereof.

"TERMO DE ADESAO" significa cada Termo de Adesao (substancialmente na forma do Anexo 7 a este Contrato) a ser celebrado pela Companhia, pelo Agente de Garantia e qualquer novo Credor que venha a aderir ao presente Contrato em conformidade com os seus termos.

1.2. RULES OF CONSTRUCTION. Unless the contrary is expressly stated herein:

1.2. REGRAS DE INTERPRETACAO. A nao ser que haja disposicao em contrario neste
Contrato:

(a) when used in this Agreement, the words "including", "includes" and "include" shall be deemed to be

(a) quando usadas neste Contrato, as palavras `inclusive', `inclui' e `incluem' serao consideradas como followed in each instance by the words "without limitation";

sendo seguidas em todas as suas ocorrencias por "sem limitacao";

(b) capitalized terms in this Agreement referring to any Person or party to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any governmental authority, any Person succeeding to its functions and capacities; and

(b) termos em letras maiusculas neste Contrato que se refiram a qualquer Sociedade ou parte signataria de qualquer outro contrato, instrumento, escritura ou outro documento referem-se a tal Sociedade ou parte em conjunto com seus sucessores e cessionarios autorizados, e, no caso de qualquer autoridade governamental, qualquer Sociedade sucedendo suas funcoes e responsabilidades; e

(c) each reference in this Agreement to this Agreement, or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to this Agreement, or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms thereof.

(c) cada referencia neste Contrato a este Contrato, ou a qualquer outro contrato, instrumento, escritura ou outro documento, devera ser considerada como sendo uma referencia a este Contrato, ou a outro contrato, instrumento, escritura ou documento, conforme o caso, e, continuara sendo assim, ainda que, de tempos em tempos, sejam aditados, suplementados, novados ou de outro modo modificados.

II. EFFECTIVENESS AND TERMINATION OF THIS AGREEMENT

II. EFICACIA E RESCISAO DO PRESENTE CONTRATO

2.1. This Agreement shall be automatically effective from and including the Signing Date.

2.1. Este Contrato entrara em vigor automaticamente na Data da Assinatura, inclusive.

2.2 This Agreement shall automatically terminate and cease to be any force and effect if the following requirements shall have not been satisfied on or before [__________], 2005:

2.2. Este Contrato restara automaticamente rescindido, deixando imediatamente de produzir efeitos, se os seguintes requisitos nao forem satisfeitos ate [ ] de 2005:

(a) the execution of the Security Agreements by all parties thereto, and completion of the registration procedures provided for in the Security Agreements, in accordance with their respective terms and conditions; and

(a) assinatura dos Contratos de Penhor por todas as partes signatarias de tais instrumentos e realizacao dos registros dos Contratos de Penhor, de acordo com os respectivos termos e condicoes dos Contratos de Penhor; e

(b) the effectiveness of the Credit Instruments listed in "Exhibit 3" by all parties thereto.

(b) entrada em vigor dos Instrumentos de Divida listados no Anexo 3 para todas as partes signatarias de tais instrumentos.

III. COVENANTS OF THE NET GROUP

III. COMPROMISSOS DO GRUPO NET

3.1. From and including the Restructuring Closing Date to the Pledge Termination Date, each of the Net Group companies hereby expressly agrees and covenants as follows:

3.1 A partir da Data de Fechamento da Reestruturacao, inclusive, ate a Data de Termino do Penhor, cada uma das sociedades do Grupo Net neste ato expressamente concorda e se compromete ao que segue:

(a) to deliver to the Collateral Agent, for the benefit of each Creditor, written notice of the occurrence of any Acceleration Action or Enforcement Action (other than an Enforcement Action commenced by the Collateral

(a) entregar prontamente (em prazo nao superior a 5 (cinco) Dias Uteis) ao Agente de Garantia, em beneficio de cada Credor, aviso por escrito sobre a ocorrencia de qualquer Declaracao de Vencimento Antecipado ou de Ato de

Agent) of which it has knowledge, setting forth a description thereof, including the aggregate amount of any Secured Obligations in relation to which such event or action has occurred, in each case promptly (and in any event within five (5) Business Days) after becoming aware thereof (provided that each Net Group company shall have fulfilled their obligations under this clause (a) if any Net Group company has delivered the required notice to the Collateral Agent); and

Cobranca (que nao a Excussao do Penhor pelo Agente de Garantia) que tenha conhecimento, descrevendo a ocorrencia, inclusive informando a quantia total da Obrigacao Garantida relativa a tal Declaracao de Vencimento Antecipado ou Ato de Cobranca, em qualquer caso, apos tomar ciencia da Declaracao de Vencimento Antecipado ou Ato de Cobranca, sendo certo que a obrigacao prevista nesta clausula sera considerada cumprida se qualquer sociedade do Grupo Net vier a entregar o aviso ao Agente de Garantia; e

(b) to execute any and all documents and perform any and all actions necessary to permit the implementation of this Agreement on terms and conditions contemplated herein.

(b) assinar todos e quaisquer documentos e praticar todos e quaisquer atos necessarios para permitir a implementacao dos termos e condicoes previstos neste Contrato.

3.2. Each of the Net Group companies hereby covenants that from and including the date hereof to but excluding the Pledge Termination Date it shall not agree to any amendments to any Credit Instrument that would: (a) increase the interest rate, fees, penalties or other amounts payable by any Net Group company thereunder, or (b) alter any of the scheduled principal repayment dates (or the amounts due on any such dates) thereunder if the effect thereof is to require that any

3.2 Cada uma das sociedades do Grupo Net se compromete neste ato, a partir da data deste Contrato, inclusive, e ate a Data de Termino do Penhor, exclusive, a nao concordar com quaisquer alteracoes a qualquer Instrumento de Divida que: (a) aumentem a taxa de juros, outras taxas, multas ou outras quantias devidas por qualquer sociedade do Grupo Net nos termos de tal Instrumento de Divida ou (b) alterem quaisquer datas de vencimento do pagamento do valor such repayments be made earlier than the scheduled date (including by adding a mandatory prepayment, repurchase, defeasance or redemption provision); provided that any and all of such amendments shall be permitted with the prior written consent of the Required Creditors and each affected Net Group company.

principal (ou as quantias devidas nas referidas datas de vencimento) previstas no Instrumento de Divida, se o efeito de tal alteracao for exigir que tais pagamentos sejam efetuados antes da data de vencimento (inclusive por meio de inclusao de clausula de pre-pagamento compulsorio, amortizacao antecipada ou resgate); sendo que toda e qualquer alteracao mencionada nos itens (a) e (b) acima sera permitida com o consentimento previo e por escrito dos Credores Necessarios e de cada sociedade do Grupo Net afetada.

3.3. Subject to the restrictions set forth in Section 3.2 above, no Net Group company shall enter into any waiver or amendment of any Transaction Document, unless any Net Group company shall have:

3.3. Alem das restricoes estabelecidas na Clausula 3.2 acima, nenhuma sociedade do Grupo Net podera renunciar quanto aos termos, ou aditar os termos, de qualquer Documento da Operacao, a menos que qualquer sociedade do Grupo Net tenha:

(a) informed the Collateral Agent of such proposed waiver or amendment; and

(a) informado ao Agente de Garantia sobre tal renuncia ou aditamento; e

(b) provided the Collateral Agent with (i) a copy of the form of such waiver or amendment, and (ii) a reasonably detailed statement of the reasons for such waiver or amendment (including the intended effect thereof).

(b) fornecido ao Agente de Garantia (i) uma copia da minuta de tal documento de renuncia ou aditamento, e (ii) uma declaracao razoavelmente detalhada sobre as razoes de tal renuncia ou aditamento (incluindo o efeito esperado de tal renuncia ou aditamento).

3.3.1. No such waiver or amendment referred to in Section 3.3 above shall become effective until ten (10) Business Days shall have passed since the requirements of Sections 3.3(a) and 3.3(b) have been satisfied.

3.3.1. A renuncia ou aditamento citados na Clausula 3.3 acima nao produzira efeitos ate que tenham decorrido 10 (dez) Dias Uteis desde a data de cumprimento das exigencias previstas na Clausula 3.3(a) e (b).

3.3.2. The Company will deliver to the Collateral Agent certified true copies of any waiver granted or amendment entered into, in accordance with Sections 3.2 and 3.3 above, promptly, and in any event within ten (10) days, following the date on which it shall have become effective.

3.3.2. A Companhia entregara prontamente ao Agente de Garantia copias autenticadas de qualquer documento de renuncia ou aditamento celebrado de acordo com as Clausulas 3.2 e 3.3 acima, em prazo nao superior a 10 (dez) dias apos a data em que tal renuncia ou aditamento tenha entrado em vigor.

3.3.3. No Net Group company shall, or shall permit any Affiliate pay or cause to be paid any consideration (as supplemental or additional interest, fee or otherwise) to any Creditor in order to induce such Creditor to enter into any such waiver or amendment unless such consideration is concurrently paid or otherwise delivered, on the same terms, ratably, in proportion to the then outstanding Secured Obligations, to all Creditors parties to the agreements subject to such waiver or amendment that have consented to such waiver or amendment.

3.3.3. Nenhuma sociedade do Grupo Net devera pagar ou permitira que qualquer Afiliada pague ou faca com que seja efetuado pagamento (tais como juros suplementares ou adicionais e taxas) a qualquer Credor para induzi-lo a celebrar qualquer renuncia ou aditamento, a nao ser que tal pagamento seja efetuado ou de outro modo realizado simultaneamente, nos mesmos termos, e de forma proporcional as Obrigacoes Garantidas vincendas, a todos os Credores que sejam parte dos contratos sujeitos a tal renuncia ou aditamento e que tenham consentido com tal renuncia ou aditamento.

3.3.3.1 In the event that any Net Group company (i) requests that any Creditors party to any Transaction Document consent to an waiver of, or amendment to, any term or provision of such Transaction Document and (ii) offers a consent fee to induce such Creditors to give such consent, such offer shall remain open for at least 15 Business Days from the date on which such offer has been made to each such Creditor party to such Transaction Document.

3.3.3.1. Na hipotese de qualquer empresa do Grupo Net (i) solicitar que qualquer Credor parte de qualquer Documento da Operacao consinta em uma renuncia ou aditamento de qualquer termo ou disposicao de tal Documento da Operacao e (ii) ofertar uma comissao para induzir tal ou tais Credores a prestar tal consentimento, tal oferta permanecera valida e eficaz por pelo menos 15 (quinze) Dias Uteis da data em que tal oferta tenha sido feita para cada Credor parte do Documento da Operacao em questao.

3.3.4. If (i) any Net Group company amends, modifies or supplements any provision of any Credit Instrument or agreement relating thereto or enters into a new credit agreement or other agreement or instrument relating to the Secured Obligations that shall contain any provision that measures or restricts indebtedness, liens, dividends, mergers and consolidations, investments, prepayments, redemptions, net assets or otherwise measures financial performance, or restricts capital expenditures, transactions with affiliates, modifications to dividend policies or the sale of assets, or restricts, or gives rise to, a prepayment or default as a result of a change in control of the ownership of the

3.3.4. Se (i) qualquer sociedade do Grupo Net alterar, modificar ou complementar qualquer disposicao de qualquer Instrumento de Divida ou qualquer acordo referente a tal Instrumento de Divida, ou celebrar um novo contrato de credito ou outro contrato ou instrumento, relativamente as Obrigacoes Garantidas, que contenha qualquer disposicao que regule ou restrinja dividas, onus, dividendos, fusoes e incorporacoes, investimentos, pagamentos antecipados, resgates, ativos liquidos ou que de outra forma regule o desempenho financeiro ou restrinja dispendios de capital, transacoes com afiliadas, modificacoes em politicas de dividendos ou a venda de ativos, ou

Company or an event of default (any such provision, a "RESTRICTIVE PROVISION"),
(ii) there is a comparable provision (which need not be identical, but covers the same subject matter) in any other Credit Instrument, and (iii) such Restrictive Provision is materially more restrictive to any Net Group company, or is materially more beneficial to any Creditor or agent or trustee therefor, such Net Group company will (A) notify each other Creditor (or the agent or trustee therefor), and deliver to each such Creditor (or the agent or trustee thereof) a true copy of such Restrictive Provision and (B) at the request of holders of at least a majority of the then outstanding principal amount of the indebtedness outstanding under such other Credit Instrument, enter into an amendment, modification or supplement with respect to such other Credit Instrument thereto that is to substantially the same effect as such Restrictive Provision (including, without limitation, with respect to the term of duration of such Restrictive Provision).

restrinja ou acarrete pre-pagamento ou inadimplemento em razao da mudanca do controle da Companhia ou qualquer evento de inadimplemento (denominadas, individual ou coletivamente, "DISPOSICOES RESTRITIVAS"), (ii) houver uma disposicao similar ao item "i" anterior (nao necessariamente identica, mas que disponha sobre a mesma materia) em qualquer dos outros Instrumentos de Divida; e
(iii) tais Disposicoes Restritivas forem significativamente mais restritivas a qualquer sociedade do Grupo Net ou significativamente mais benefica a qualquer Credor, trustee ou agente fiduciario, tal sociedade do Grupo Net devera (A) notificar cada um dos outros Credores (ou o trustee ou o agente fiduciario) sobre a ocorrencia dos eventos descritos nos itens (i), (ii) ou (iii) acima, e entregar a cada um desses outros Credores, ou trustee ou agente fiduciario uma copia fidedigna de tais Disposicoes Restritivas e (B) mediante solicitacao dos detentores de pelo menos a maioria do valor principal vincendo entao em aberto referente aos outros Instrumentos de Divida, celebrar um aditamento, modificacao ou complementacao em relacao a esses outros Instrumentos de Divida para a inclusao das disposicoes que tenham substancialmente o mesmo efeito das Disposicoes Restritivas (incluindo, sem limitacao, modificacao em relacao ao termino da duracao de tal Disposicao Restritiva).

3.4. Each Net Group company agrees to make all payments on amounts owing under the Credit Instruments in accordance with the respective amounts as are then due and owing thereunder. In the event that the Net Group companies have insufficient funds to pay in full the aggregate amount due and owing under all Credit Instruments on any particular date, the Company shall make, or cause to be made, payments to the relevant Creditors pro rata on the basis of the aggregate amount so due and owing.

3.4. Cada sociedade do Grupo Net concorda em efetuar todos os pagamentos das quantias devidas de acordo com os Instrumentos de Divida, observados os termos e condicoes dos respectivos Instrumentos de Divida. Caso as sociedades do Grupo Net nao tenham fundos suficientes para pagar em determinada data a quantia global devida e exigivel de acordo com os Instrumentos de Divida, a Companhia devera efetuar ou fazer com que sejam efetuados pagamentos aos respectivos Credores, pro rata, levando em consideracao o valor total entao devido.

3.5. The Company will deliver to the Collateral Agent, on the same date that it delivers its quarterly financial information (ITR) to the Comissao de Valores Imobiliarios--CVM, a quarterly officer's certification stating that all Collateral, including that obtained during the preceding quarter, if any, are, to the extent required under the Security Agreements, properly pledged to the Collateral Agent on behalf of the Creditors and remain valid and enforceable.

3.5. A Companhia entregara ao Agente de Garantia, na mesma data em que deve entregar a informacao financeira trimestral (ITR) para a Comissao de Valores Mobiliarios (CVM), uma declaracao trimestral dos diretores da Companhia atestando que todas as Garantias, inclusive aquelas que vierem a existir antes de findo o trimestre, estarao, em conformidade e para os fins dos Contratos de Penhor, devidamente empenhadas ao Agente de Garantia, em beneficio dos Credores, e que permanecerao validas e eficazes.

3.6. Net Group companies shall cause all prepayments (other than any payments to any Company Noteholder or any Net Sul Noteholder that is deferred in accordance with the terms of the relevant Credit Instrument) whether mandatory or optional, to be paid to all Creditors (except those Creditors that have adhered hereto on the terms of Section 10.5 below) on a pro rata basis, based on the outstanding principal amount of the Credit Instrument held by each such Creditor. Notwithstanding the foregoing, the parties hereto acknowledge and agree that prepayments in connection with the consummation of the Plan may not occur on the same date, since the Plan may provide for certain prepayments to Restructuring Creditor to occur on different dates in relation to the other Credit Instruments. These prepayments will not violate this Clause 3.6.

3.6. As empresas do Grupo Net deverao fazer com que todos os pagamentos (a nao ser qualquer pagamento para qualquer Detentor de Notes da Companhia ou para qualquer Detentor de Net Sul Notes, dado que tais pagamentos sao diferidos de acordo com os termos do respectivo Instrumento de Divida), obrigatorios ou opcionais, sejam efetuados para todos os Credores (exceto aqueles Credores que tenham aderido a este Contrato nos termos da Clausula 10.5 abaixo) de maneira proporcional (pro rata), com base no valor de principal do Instrumento de Divida detido por cada Credor. Nao obstante o disposto anteriormente, as partes tem ciencia e concordam que os pagamentos a serem realizados para a concretizacao do Plano de Reestruturacao podem nao ocorrer nas mesmas datas, uma vez que o Plano de Reestruturacao estabelece que certos pagamentos para Credores na Reestruturacao ocorram em datas diferentes daquelas previstas em outros Instrumentos de Divida. Esses pagamentos nao caracterizarao violacao desta clausula 3.6.

IV. COVENANTS OF EACH CREDITOR

IV. COMPROMISSOS DE CADA CREDOR

4.1. Each Creditor from and including the Signing Date to the Pledge Termination Date expressly agrees and covenants with, and for the sole benefit of, the other
Creditors:

4.1. Cada um dos Credores, a partir da Data de Assinatura, inclusive, ate a Data de Termino do Penhor, concorda e se compromete expressamente, em seu proprio beneficio, e perante os outros Credores a:

(a) to keep the Collateral Agent, or cause the Collateral Agent to be kept, duly informed about its contact information;

(a) manter o Agente de Garantia devidamente informado, ou fazer con que o Agente de Garantia seja informado, sobre seus enderecos, telefones e informacoes para contato;

(b) only to take a Collateral Action through the Collateral Agent, in accordance with the terms of this Agreement;

(b) somente iniciar a Excussao de Garantia exclusivamente atraves do Agente de Garantia, em conformidade com os termos do presente Contrato;

(c) promptly upon request and at each time of the delivery of any amendment under Section 4.3, to inform the Collateral Agent, or cause the Collateral
Agent to be informed of, the amount of its Secured Obligations then outstanding; and

(c) imediatamente, mediante solicitacao, e no tempo de entrega de qualquer aditamento conforme previsto na Clausula 4.3 abaixo, informar ao Agente de Garantia, ou fazer com que o Agente de Garantia seja informado sobre o valor de suas Obrigacoes Garantidas entao devidas; e

(d) to give to the Collateral Agent, or cause the Collateral Agent to be given, a written notice of the occurrence of any Acceleration Action or Enforcement Action with respect to its Secured Obligations of which it has knowledge, setting forth a description thereof, in each case as soon as practicable (and in any event within three (3) Business Days) after becoming aware thereof.

(d) entregar prontamente (em prazo nao superior a 3 (tres) Dias Uteis) ao Agente de Garantia, ou fazer com que seja entreque ao Agente de Garantia, aviso por escrito sobre a ocorrencia de qualquer Declaracao de Vencimento Antecipado ou de Ato de Cobranca em relacao as Obrigacoes Garantidas, descrevendo a ocorrencia, tao logo tomem conhecimento da Declaracao de Vencimento Antecipado ou do Ato de Cobranca.

4.2. From and including the date hereof to but excluding the Pledge Termination Date, each Creditor that is a party to, or becomes a party to, a Credit Instrument hereby covenants that it shall not agree to any amendments to its Credit Instrument that would: (a) increase the interest rate, fees, penalties or other amounts payable by any Net Group company

4.2. A partir da Data de Assinatura deste Contrato, inclusive, ate a Data de Termino do Penhor, exclusive, cada Credor que e parte, ou que venha a ser parte, de um Instrumento de Divida neste ato se compromete a nao concordar com quaisquer alteracoes a tal Instrumento de Divida que: (a) aumentem a taxa de juros, outras taxas, multas ou outras quantias devidas por thereunder, or (b) alter any of the scheduled principal repayment dates (or the amounts due on any such dates) thereunder if the effect thereof is to require that any such repayments be made earlier than the scheduled date (including by adding a mandatory prepayment, repurchase, defeasance or redemption provision); provided that any and all of such amendments shall be permitted with the prior written consent of the Required Creditors and each affected Net Group company.

qualquer sociedade do Grupo Net; ou (b) alterem quaisquer datas de vencimento do pagamento do valor principal (ou as quantias devidas nas referidas datas de vencimento) previstas no Instrumento de Divida, se o efeito de tal alteracao for exigir que tais pagamentos sejam efetuados antes da data de vencimento (inclusive por meio de inclusao de clausula de pre-pagamento compulsorio, amortizacao antecipada ou resgate); sendo que toda e qualquer alteracao mencionada acima sera permitida se obtido o consentimento previo e por escrito dos Credores Necessarios e de cada sociedade do Grupo Net afetada.

4.3. Each Creditor from and including the Signing Date to the Pledge Termination Date hereby covenants that it shall promptly (and in any event within two (2) Business Days after the execution thereof) deliver, or cause to be delivered, to the Collateral Agent a copy of each amendment or other modification entered into with respect to such Credit Instrument. Subject to Section 10.14, the Collateral Agent, at request of any Creditor, shall provide a copy of such amendment or other modification to such Creditor promptly, and in any event within two (2) Business Days, upon such request.

4.3. Cada um dos Credores, desde a Data da Assinatura, inclusive, ate a Data de Termino do Penhor, neste ato se compromete a prontamente (sempre no prazo maximo de 2 (dois) Dias Uteis apos a respectiva assinatura), entregar, ou fazer com que seja entreque, ao Agente de Garantia uma copia de cada aditamento ou modificacao celebrada com relacao ao seu respectivo Instrumento de Divida. Observado o disposto na Clausula 10.14 abaixo, o Agente de Garantia, mediante solicitacao de qualquer outro Credor, devera fornecer prontamente uma copia de tal alteracao ou modificacao para esse outro Credor (que nao aquele que realizou o aditamento ou modificacao), sempre no prazo maximo de 2 (dois) Dias Uteis apos tal solicitacao.

4.4. Each Creditor shall promptly notify (and in any event within two (2) Business Days after repayment) the Collateral Agent once its Secured Obligations under any Credit Instrument have been repaid in full. The Collateral Agent (pursuant to the powers of attorney granted in Section 5.7 below) and the Company shall, without the consent of any Creditor, amend the exhibits hereto, any Security Agreement and any other document to the extent necessary to delete any applicable references to such Secured Obligations.

4.4. Cada Credor devera notificar o Agente de Garantia do pagamento integral de suas Obrigacoes Garantidas sob qualquer Instrumento de Divida. Tal aviso devera ocorrer prontamente, sempre no prazo maximo de 2 (dois) Dias Uteis apos o respectivo pagamento. O Agente de Garantia (de acordo com as procuracoes outorgadas na Clausula 5.7 abaixo) e a Companhia deverao, sem necessidade de consentimento de qualquer Credor, aditar os anexos deste Contrato, qualquer Contrato de Penhor e qualquer outro documento, quando necessario para excluir quaisquer referencias aplicaveis a tais Obrigacoes Garantidas.

V. COLLATERAL ISSUES

V. DA GARANTIA

5.1. From the Signing Date through the Pledge Termination Date, the following provisions shall apply:

5.1. A partir da Data de Assinatura ate a Data de Termino do Penhor, as seguintes disposicoes se aplicarao:

(a) upon receipt by the Collateral Agent of any written notice of the occurrence of any Acceleration Action or Enforcement Action, as contemplated in this Agreement, the Collateral Agent shall, within three (3) Business Day of its receipt thereof,

(a) quando do recebimento pelo Agente de Garantia de um aviso por escrito sobre a ocorrencia de Declaracao de Vencimento Antecipado ou Ato de Cobranca, conforme previsto neste Contrato, o Agente de Garantia devera, dentro de 3 (tres) give to each Creditor written notice of such event or action;

Dias Uteis do recebimento do aviso, enviar a cada Credor um aviso por escrito acerca de tal declaracao ou ato;

(b) the Collateral Agent agrees that it shall not, directly or indirectly, take any Collateral Action without the prior written instruction from the Required Creditors;

(b) o Agente de Garantia concorda que nao iniciara, direta ou indiretamente, a Excussao da Garantia, sem instrucao previa e por escrito dos Credores Necessarios;

(c) if the Collateral Agent has received a written notice as herein provided that an Acceleration Action or Enforcement Action has occurred with respect to any of the Secured Obligations and written instructions from the Required Creditors with respect to the taking of any Collateral Action, the Collateral Agent shall, in accordance with the terms of such written instructions of the Required Creditors:

(c) se o Agente de Garantia tiver recebido aviso por escrito, conforme acima previsto, informando a ocorrencia de Declaracao de Vencimento Antecipado ou de Ato de Cobranca relativamente a quaisquer das Obrigacoes Garantidas, bem como tiver recebido instrucoes por escrito dos Credores Necessarios para iniciar a Excussao de Garantia, o Agente de Garantia devera, de acordo com os termos de tal instrucao por escrito dos Credores Necessarios:

(i) deliver to the Centralizing Bank a written notice (making express reference to the relevant Section of the relevant Credit Rights Pledge Agreement) instructing the Centralizing Bank to withhold funds from the Centralizing Account in accordance with the terms of such Credit Rights Pledge Agreement; and

(i) entregar ao Banco Centralizador um aviso por escrito (referindo-se expressamente a respectiva Clausula do respectivo Contrato de Penhor de Creditos e Direitos Creditorios) instruindo o Banco Centralizador a reter recursos da Conta Centralizadora de acordo com os termos de tal Contrato de Penhor de Creditos e Direitos Creditorios; e

(ii) otherwise enforce the rights of the relevant Creditors under the Security Agreements;

(ii) exigir a satisfacao dos direitos dos respectivos Credores, de acordo com os Contratos de Penhor;

provided that the Collateral Agent shall not be required to take any action that it reasonably believes to be inconsistent with the terms hereof, of the Pledge Documents or with applicable law;

sendo que o Agente de Garantia nao sera obrigado a tomar quaisquer medidas que, de acordo com o que ele razoavelmente acredita, sejam inconsistentes com os termos dos Documentos de Penhor ou com a legislacao aplicavel;

(d) in the event of any enforcement or collection against any of the Collateral pursuant hereto, each Creditor agrees that any and all Proceeds of the Collateral shall be distributed to Creditors promptly by the Collateral Agent in the following order of priority:

(d) no caso de Excussao da Garantia de acordo com este Contrato, cada Credor concorda que todo e qualquer Produto devera ser prontamente distribuido aos Credores pelo Agente de Garantia na seguinte ordem de prioridade:

(i) first, to the Collateral Agent, an amount equal to all fees, expenses and indemnities due and payable to it under its fee letter with the Company and/or the Pledge Documents (including any amounts due to it in connection with its exercise of any remedies against the Collateral);

(i) primeiro, ao Agente de Garantia a quantia correspondente a todos os honorarios, despesas e indenizacoes devidas e exigiveis em conformidade com sua carta de honorarios firmada com a Companhia e/ou por forca dos Documentos de Penhor (inclusive quaisquer quantias devidas ao Agente de Garantia com relacao ao exercicio de quaisquer medidas atinentes a Garantia);

(ii) second, pro rata to each Creditor, without priority of one over the other, an amount equal to all interest, fees and expenses included in the Secured Obligations and then due and payable to such Creditor;

(ii) segundo, de forma pro rata, a cada Credor, sem haver prioridade entre os Credores na ordem de recebimento, quantia correspondente a todos os juros, taxas e despesas decorrentes das Obrigacoes Garantidas entao devidas e exigiveis por cada Credor;

(iii) third, pro rata to each Creditor, without priority of one over the other, an amount equal to all principal amounts included in the Secured Obligations that are then due and payable to such Creditor; and

(iii) terceiro, de forma pro rata, a cada Credor, sem haver prioridade entre os Credores na ordem de recebimento, quantia correspondente a todas as quantias principais decorrentes das Obrigacoes Garantidas entao devidas e exigiveis por cada Credor; e

(iv) last, to the payment of the remainder, if any, to the Company or its successor;

(iv) por ultimo, o pagamento do restante, se houver, para a Companhia ou seu sucessor,

provided that, in the case of the Company Noteholders and/or the Net Sul Noteholders, such Proceeds shall be delivered by the Collateral Agent to the Trustee for distribution by the Trustee in accordance with the terms of the relevant Credit Instrument; and provided further that, Noteholders, such Proceeds shall be delivered by the Collateral Agent to the Trustee for distribution by the Trustee in accordance with the terms of the relevant Credit Instrument; and provided further that, after the occurrence of any Subsidiary Financial Statement Filing Requirement, none of the Company Noteholders nor the Trustee shall be entitled to share in the distribution of the Proceeds arising from the enforcement of the pledge of the capital stock of the relevant Subsidiary.

sendo certo que, no caso dos Detentores de Notes de Companhia e/ou dos Detrutores de Net Sul Notes, o Produto devera ser entregue pelo Agente de Garantia ao Trustee para que a Trustee distribua o Produto de acordo com os termos dos respectivos Instrumentos de Divida, e, sendo creto ainda que, no caso dos Detentores de Notes da Companhia c/ou dos Detentores de Net Sul Notes, o Produto devera ser entreque pelo Agente de Garantia ao Trustee Para que o Trustee distribuao Produto de acordo com os termos dos respectivos Instrumentos de Divida, e, sendo certo ainda que, apos a ocorrencia de qualquer Evento de Registro de Demonstracoes Financeiras, nenhum dos Detentores de Notes da Companhia nem o respectivo Trustee tera direito de participar da distribuicao do Produto originario da excussao do penhor sobre acoes ou quotas da Subsidiaria sobre a qual incida o referido evento.

5.2. If any Creditor knowingly acquires custody, control or possession of any Collateral, Proceeds, or other

5.2. Se qualquer Credor obtiver a custodia, controle ou posse de qualquer Garantia, Produto ou outros assets or properties of the Net Group companies, other than pursuant to the terms of this Agreement, then such Creditor shall promptly cause such Collateral or Proceeds to be delivered to or put in the custody, possession or control of
(a) the Collateral Agent (if any Collateral Action is then being taken) for disposition or distribution in accordance with this Agreement or (b) in all other cases, the Company. Until such time as the provisions of the preceding sentence have been complied with, such Creditor shall be deemed to hold such Collateral or Proceeds in trust (fiel depositario) for the Creditors or the Company, as the case may be.

bens ou propriedades das sociedades do Grupo Net, tendo ciencia que a obtencao desta custodia, controle ou posse nao esta de acordo com os termos deste Contrato, entao o Credor devera prontamente fazer com que tal Garantia ou Produto seja entregue ou colocado sob custodia, posse ou controle (a) do Agente de Garantia (se qualquer ato para a Excussao da Garantia estiver sendo realizado), para consequente disponibilizacao ou distribuicao de acordo com este Contrato ou (b) em todos os demais casos, para a Companhia. Ate que haja o integral cumprimento do acima disposto, tal Credor sera considerado fiel depositario da Garantia e/ou do Produto perante os demais Credores e/ou a Companhia, conforme o caso.

5.3. Except as otherwise expressly provided in this Agreement (including in Sections 4.2 and 5.9), each Creditor may exercise all of its rights and remedies under any Credit Instrument that it holds and no Creditor shall have liability to any other Creditor for any actions that such Creditor, in good faith, takes or omits to take under any such Credit Instrument.

5.3. Exceto se de outro modo expressamente previsto no presente Contrato (observadas as Clausulas 4.2 e 5.9), cada Credor podera exercer todos os seus direitos oriundos de qualquer Instrumento de Divida que detiver e nenhum Credor sera responsavel perante qualquer outro Credor por quaisquer medidas que tomar ou deixar de tomar de boa fe em relacao a qualquer Instrumento de Divida.

5.4. Notwithstanding the terms of any Pledge Document to the contrary, the Collateral Agent shall not take, and no Creditor (acting itself or through any agent or trustee acting on behalf of such Creditor in accordance with any Credit Instrument) shall authorize or direct the Collateral Agent to take, any action under any Security Agreement without the direction, authorization or consent of the Required Creditors. Each Creditor hereby irrevocably authorizes and directs the Collateral Agent to take such actions on its behalf and to exercise such power as are delegated to the Collateral Agent by the terms of this Agreement, together with such actions and powers as are reasonably incidental thereto.

5.4. Independentemente de qualquer disposicao em contrario nos Documentos de Penhor, o Agente de Garantia e os Credores (agindo por si ou atraves de trustee ou agente fiduciario que os represente, de conformidade com os Instrumentos de Divida) nao autorizarao, nem instruirao o Agente de Garantia a iniciar ou adotar qualquer ato relativamente aos Contratos de Penhor, sem que haja a previa e expressa instrucao, autorizacao ou consentimento dos Credores Necessarios. Cada Credor neste ato, irrevogavelmente, autoriza e instrui (i) o Agente de Garantia a executar tais medidas em seu nome e exercer tal poder como a ele delegado nos termos deste Contrato, e (ii) o Agente de Garantia a tomar as medidas razoavelmente uteis e necessarias para fins do item (i) acima.

5.5. Unless otherwise provided herein (including in Section 5.7) or in any other Pledge Document or Credit Instrument, prior to the Pledge Termination Date, the Collateral Agent shall not, without the prior written consent of the Required Creditors or pursuant to powers of attorney granted by such Creditors, (i) execute any waiver, amendment, modification or supplement of or to any Pledge Document or (ii) release any of the

5.5. A nao ser que de outro modo esteja previsto neste Contrato (incluindo a Clausula 5.7) ou em qualquer outro Documento de Penhor, antes da Data de Termino do Penhor, o Agente de Garantia nao devera, sem o consentimento previo dos Credores Necessarios, ou nos limites das procuracoes outorgadas por tais Credores, (i) assinar qualquer renuncia, aditamento, modificacao ou suplemento a qualquer Documento de

Collateral or alter the relative priorities of the obligations entitled to the benefits of the Collateral under the Pledge Documents.

Penhor ou (ii) liberar qualquer Garantia ou alterar as prioridades asseguradas pela Garantia ao cumprimento das obrigacoes, conforme os Documentos de Penhor.

5.6. The Collateral Agent shall provide each Creditor with at least five (5) Business Days' prior written notice of any proposed waiver, amendment, modification or supplement of or to any Pledge Document that requires consent from the Required Creditors.

5.6. O Agente de Garantia devera fornecer a cada Credor, com pelo menos 5 (cinco) Dias Uteis de antecedencia, notificacao de qualquer proposta de renuncia, aditamento, modificacao ou suplemento a qualquer Documento de Penhor que requeira o consentimento dos Credores Necessarios.

5.6.1 In the event that the release of all or any portion of the Collateral from the lien created by or pursuant to any Security Agreement as contemplated under the terms of such Security Agreement, without the need for any consent or instruction by any Creditor, the Collateral Agent shall, at expense of the Company and within five (5) Business Days of being requested to do so by the Company, execute, deliver and record any release, notice, amendment or other document as may be reasonably requested (and provided) by the Company to implement such release.

5.6.1. Naquelas hipoteses em que a liberacao de toda ou qualquer parte da Garantia existente por forca de qualquer Contrato de Penhor for expressamente permitida por tal Contrato de Penhor, o Agente de Garantia, sem necessidade de qualquer consentimento ou instrucao de qualquer Credor, devera imediatamente, em prazo nao superior a 5 (cinco) Dias Uteis da solicitacao da Companhia, assinar, entregar ou registrar qualquer liberacao, comunicado, aditamento ou outro documento solicitado pela Companhia, e por ela preparado, para implementar a liberacao da Garantia, as expensas da Companhia.

5.6.2. Any release of Collateral provided by the Collateral Agent pursuant to
Section 5.6.1 above or a similar section in any Security Agreement shall expressly mention (i) the transaction to which such release was provided and be applicable exclusively thereto and (ii) that if such transaction is not carried out or effective, the release is automatically cancelled and the relevant lien shall be immediately reconstituted.

5.6.2. Qualquer liberacao de Garantia pelo Agente de Garantia por forca da Clausula 5.6.1 acima ou clausula similar de algum Contrato de Penhor devera mencionar expressamente (i) a operacao para qual houve a liberacao e restringir a sua validade exclusivamente para tal operacao e (ii) se tal operacao nao for efetuada ou nao entrar em vigor, a liberacao sera automaticamente cancelada e a respectiva Garantia devera ser imediatamente recomposta.

5.7. As an essential condition to the transactions contemplated herein, in the Pledge Documents and in the Credit Instruments, and in accordance with Article 684 of the Brazilian Civil Code, each Creditor hereby irrevocably and irretractably appoints and authorizes the Collateral Agent, as further identified in the Preamble of this Agreement, acting on behalf and in the name of each such Creditor, to do any and all of the following:

5.7. Como condicao essencial as operacoes contempladas neste Contrato, nos Documentos de Penhor, nos Instrumentos de Divida e de acordo com o Artigo 684 do Codigo Civil Brasileiro, cada um dos Credores, atraves do presente Contrato, nomeia e constitui, de forma irrevogavel e irretratavel, o Agente de Garantia, conforme identificado no preambulo deste Contrato, como seu bastante procurador para, agindo em nome de cada um dos Credores, adotar toda e qualquer das seguintes medidas:

(a) to take all actions on its behalf as Collateral Agent and to exercise such powers and discretion hereunder or under the Pledge Documents as are delegated to it by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental

(a) adotar quaisquer medidas em nome dos Credores, na qualidade de Agente de Garantia, e exercer os poderes e as decisoes em relacao a este Contrato ou aos Documentos de Penhor da forma como outorgados ao Agente de Garantia pelo presente thereto, to the fullest extent possible under applicable law;

Contrato e pelos Documentos de Penhor, bem como exercer todos os demais poderes e decisoes necessarias para o fiel cumprimento do mandato, respeitada a legislacao aplicavel;

(b) to act as its attorney-in-fact with any and all powers required for the purposes of exercising its rights in connection with the Collateral on which a Lien, as defined in the relevant Credit Instrument, exists, or is purported to exist, including the powers to sell the Collateral in accordance with the applicable provisions of the Security Agreements and to represent the Creditors before the Agencia Nacional de Telecomunicacoes - ANATEL, the Conselho Administrativo de Defesa Economica - CADE, and any and all Registries of Deeds and Documents (Registros de Titulos e Documentos), Real Estate Registries (Registros de Imoveis) and Boards of Trade (Juntas Comerciais);

(b) agir como seu procurador com todos e quaisquer poderes necessarios para exercer os direitos relativos a Garantia sobre a qual recaia algum onus, conforme definido no respectivo Instrumento de Divida, incluindo os poderes para alienar a Garantia de acordo com o disposto nos Contratos de Penhor, e para representar os Credores junto a Agencia Nacional de Telecomunicacoes - Anatel, o Conselho Administrativo de Defesa Economica - CADE e quaisquer Registros de Titulos e Documentos, Registro de Imoveis e Juntas Comerciais;

(c) to act as its attorney-in-fact with any and all powers required for the purposes of exercising its rights in connection herewith or with the Pledge Documents, including the necessary powers to allow the Collateral Agent to contract attorneys to represent such Creditor before any court, tribunal or arbitration board, being understood

(c) atuar como procurador com todos e quaisquer poderes necessarios para exercer os direitos oriundos deste Contrato ou dos Documentos de Penhor, inclusive os poderes necessarios para contratar advogados para representar os Credores perante qualquer corte, tribunal ou corte de arbitragem, ficando certo e ajustado that each such Creditor hereby expressly authorizes the Collateral Agent to grant to such attorney(s) any and all ad judicia et extra powers that shall be required under the applicable legislation to assure the valid representation of the Creditors interests before any court, tribunal or arbitration board;

que os Credores, atraves do presente Contrato, autorizam expressamente o Agente de Garantia a outorgar a tais advogados todos e quaisquer poderes ad judicia et extra necessarios, segundo a legislacao aplicavel, para garantir a representacao, a postulacao dos direitos e a defesa dos interesses dos Credores perante qualquer corte, tribunal ou corte de arbitragem;

(d) to act as its attorney-in-fact for the purpose of receiving any judicial or extra-judicial notification addressed to it or any service of process in connection with any matter related to this Agreement, the Security Agreements, the Credit Agreements and other Transaction Documents;

(d) atuar como procurador para o fim de receber qualquer notificacao judicial ou extra-judicial enderecada ao Credor ou quaisquer citacoes e intimacoes judiciais relativamente a materias relacionadas ao pesente contrato e aos Contratos de Penhor, Instrumentos de Divida e demais Documentos da Operacao; e

(e) to act as its attorney-in-fact with any and all powers required for the purposes of executing, delivering and, when necessary, recording (i) any Term of Adhesion in accordance with the terms and conditions of this Agreement and the Security Agreements and (ii) any document, notice, waiver, termination statement, instruments of satisfaction, amendment, discharge and/or release of security as may be necessary to release any lien in the Collateral, in each case in accordance with the terms and conditions of the Transaction Documents.

(e) atuar como procurador com todo e qualquer poder necessario para o fim de assinar, entregar e, quando necessario, registrar (i) qualquer Termo de Adesao de acordo com os termos e condicoes dos Documentos de Penhor; e (ii) qualquer documento, comunicacao, renuncia, declaracao de cumprimento, instrumento de quitacao, aditamento, dispensa e/ou liberacao de Garantia e, se necessario, liberacao de qualquer onus que grave as Garantias, de acordo com os termos e condicoes dos Documentos da Operacao.

5.7.1. BANCO ITAU S.A., as Collateral Agent, hereby expressly

5.7.1. O BANCO ITAU S.A, na qualidade de Agente de Garantia, neste accepts all appointments of Section 5.7 above and acknowledges that the powers conferred hereunder may not be delegated by it to third parties, either wholly or in part, directly or indirectly, unless with the prior and express consent of the Required Creditors, in accordance with Section 10.4.

ato, aceita expressamente todas as designacoes incluidas na Clausula 5.7 acima e reconhece que os poderes a ele outorgados por meio deste Contrato nao poderao ser substabelecidos, no todo ou em parte, direta ou indiretamente, a nao ser que haja a previa e expressa aprovacao dos Credores Necessarios, de acordo com a Clausula 10.4 deste Contrato.

5.7.2. Each of the Net Group companies hereby expressly accepts and recognizes the authorizations and representation powers granted by each Creditor pursuant to Section 5.7, including the Collateral Agents' powers to appoint attorneys on its behalf, with the ad judicia et extra clause. Each of the Net Group companies undertakes not to challenge the grant and exercise of any such powers. Each of the Creditors hereby undertakes not to challenge any powers granted to the Collateral Agent by each Creditor hereunder. The Collateral Agent shall be held liable for any damages or losses resulting from any act in excess or in violation of the powers granted by the Creditors to the Collateral Agent, as provided for in law.

5.7.2. Cada uma das sociedades do Grupo Net neste ato expressamente aceita e reconhece as autorizacoes e os poderes outorgados por cada um dos Credores nos termos da Clausula 5.7, incluindo os poderes do Agente de Garantia de contratar advogados para agir em nome dos Credores, com a clausula ad judicia et extra. As sociedades do Grupo Net se obrigam a nao se opor a constituicao e ao exercicio de tais poderes. Cada um dos Credores, neste ato, obriga-se a nao se opor a quaisquer poderes concedidos e outorgados ao Agente de Garantia por cada Credor. O Agente de Garantia sera responsavel por quaisquer danos ou prejuizos decorrentes de qualquer ato que exceda ou viole os poderes a ele concedidos pelos Credores, conforme previsto em lei.

5.7.3. Notwithstanding the provisions set forth in Sections 5.7, 5.7.1 and 5.7.2, the term of the power-of-

5.7.3. Nao obstante o estabelecido nas Clausulas 5.7, 5.7.1 e 5.7.2, os poderes outorgados neste Contrato ao Agente attorney hereby granted to the Collateral Agent shall be valid from and including the Signing Date until the Collateral Agent is substituted by the Required Creditors (and, if applicable, the Company) in accordance with the terms and conditions of Sections 5.10, 5.10.1 and 5.10.2.

de Garantia serao validos a partir da Data de Assinatura, inclusive, ate que o Agente de Garantia seja substituido pelos Credores Necessarios (e, se for o caso, pela Companhia), de acordo com os termos e condicoes previstos nas Clausulas 5.10, 5.10.1 e 5.10.2.

5.8. Each of the Creditors hereby irrevocably: (a) appoints, as an essential condition to the transactions contemplated in the Pledge Documents, the Credit Instruments and in accordance with Article 684 of the Brazilian Civil Code, the Collateral Agent as its attorney-in-fact with full powers to execute the Security Agreements and any amendments, modification, consent of waiver with respect thereto as required or permitted hereby or thereby (or consented by the Required Creditors) and to enforce (in accordance with the terms hereof and of the Security Agreements) any and all rights of the Creditors and/or the Collateral Agent under the Pledge Documents and with respect to the Collateral, and (b) covenants to each other Creditor and each Net Group company that it will keep the foregoing mandate validly in place through the Pledge Termination Date.

5.8. Cada um dos Credores, irrevogavelmente, neste ato: (a) nomeia, como condicao essencial as operacoes contempladas nos Documentos de Penhor, nos Instrumentos de Divida e de acordo com o Artigo 684 do Codigo Civil Brasileiro,
o Agente de Garantia como seu bastante procurador com plenos poderes para assinar em nome dos Credores os Contratos de Penhor e quaisquer alteracoes, modificacoes, consentimento ou renuncia com relacao aos Contratos de Penhor, conforme permitido por este Contrato ou pelos referidos documentos e instrumentos (ou consentido pelos Credores Necessarios) e a exigir a satisfacao (de acordo com os termos dos Documentos de Penhor) de todos e quaisquer direitos dos Credores e/ou Agente de Garantia sob os Documentos de Penhor com relacao a Garantia e (b) compromete-se com relacao a qualquer outro Credor e cada sociedade do Grupo Net a manter o mandato acima validamente constituido ate a Data de Termino do Penhor.

5.9. Each Creditor hereby agrees that it shall not, directly or indirectly, exercise any remedies or otherwise take any action in either case with respect to the Collateral (including, without limitation, by initiating, or becoming party to, any action or proceeding in any court, administrative agency, governmental tribunal or arbitrator) other than giving the Collateral Agent written instructions in connection with a Collateral Action pursuant to this Agreement.

5.9. Cada Credor acorda neste ato que nao exercera, direta ou indiretamente, quaisquer medidas, nem de outro modo iniciara qualquer ato em relacao a Garantia (inclusive no que se refere a propositura ou a participacao em qualquer acao ou processo em qualquer tribunal, agencia administrativa, corte, tribunal ou corte de arbitragem), a nao ser que, por meio do Agente de Garantia, mediante previa instrucao por escrito para a Excussao de Garantia conforme os termos deste Contrato.

5.10. Subject to Section 5.10.2, the Creditors may, if approved by the Required Creditors, replace the Collateral Agent with any other financial institution acceptable by the Required Creditors. Upon written notice from the Required Creditors, independently of any other formality (but subject to Section 5.10.2),
(i) except for any indemnification that is or may become due by the former Collateral Agent to the parties hereof the rights and obligations of the former Collateral Agent hereunder, and under each Security Agreement, shall be automatically extinguished and (ii) the replacement Collateral Agent shall simultaneously assume all such the rights and obligations (including, without limitation, all powers-of-

5.10. Observado o disposto na Clausula 5.10.2, os Credores poderao, se assim for aprovado pelos Credores Necessarios, substituir o Agente de Garantia por qualquer outra instituicao financeira aceita pelos Credores Necessarios. Atraves de notificacao por escrito dos Credores Necessarios, independentemente de qualquer outra formalidade (observado sempre o disposto na Clausula 5.10.2), (i) exceto em relacao a eventuais obrigacoes do ex-Agente de Garantia de indenizar qualquer uma das partes por perdas e danos, os direitos e obrigacoes do ex-Agente de Garantia previstos neste Contrato e nos Contratos de Penhor serao automaticamente extintos e (ii) o novo Agente de Garantia assumira simultaneamente todos os referidos attorney granted to the Collateral Agent by the Creditors). Still in this case, and unless otherwise indicated by the Required Creditors, the ad judicia et extra powers previously conferred by the former Collateral Agent, as well as any delegation of powers by the former Collateral Agent that was previously authorized by the Required Creditors in accordance with the terms and conditions hereof, shall remain valid and in full force and effect.

direitos e obrigacoes (incluindo, sem ressalva, todos os poderes outorgados ao ex-Agente de Garantia pelos Credores). Ainda, neste caso, a nao ser que de outra forma seja indicado pelos Credores Necessarios, os poderes da clausula ad judicia et extra previamente conferidos ao ex-Agente de Garantia, bem como a outorga de poderes realizada pelo ex-Agente de Garantia em conformidade com a autorizacao dos Credores Necessarios, de acordo com os termos e condicoes deste Contrato, permanecerao validos e em pleno vigor.

5.10.1. The Creditors acknowledge and agree that the institution that shall replace the Collateral Agent pursuant to Section 5.10, shall be chosen from among prime financial institutions in Brazil with knowledge and experience as collateral agent.

5.10.1. Os Credores reconhecem e concordam que a instituicao que devera substituir o Agente de Garantia nos termos da Clausula 5.10 devera ser escolhida dentre as instituicoes financeiras de primeira linha do Brasil que tenham conhecimento e experiencia na atividade de agente de garantia.

5.10.2. Provided that, at the time of such replacement, no Net Group company is in default in any of its obligations under the Transaction Documents, the Company shall also have to agree on the financial institution that shall replace the Collateral Agent, it being understood

5.10.2. Desde que, no tempo da substituicao do Agente de Garantia, o Grupo Net nao esteja inadimplemente com relacao as obrigacoes previstas nos Documentos da Operacao, a Companhia tambem tera que concordar com a substituicao do Agente de Garantia, sendo certo que, em qualquer that, in any case, the Company shall not unreasonably withhold its agreement.

caso, a Companhia nao podera negar seu consentimento quanto a substituicao do Agente de Garantia imotivadamente.

5.11. If as a result of a Net Group company default, a different Net Group company fulfills the defaulted obligation, the payment of the credit held by such person by virtue of subrogation shall be subject to the previous payment in full of the Secured Obligations. Accordingly, such Net Group company will not be entitled to exercise any of the voting rights set forth herein or in the Security Agreements, including as regards any decision involving the foreclosure on the Collateral, until all Secured Obligations have been fully repaid. In addition, if an Affiliate of the Company fulfills any such defaulted obligation and becomes so subrogated, it will likewise not be entitled to exercise any such voting rights, although its subrogated claim will not be subordinated.

5.11. Se como resultado do inadimplemento por parte de sociedade do Grupo Net, uma sociedade do Grupo Net diferente satisfizer a obrigacao inadimplida, o credito detido por tal sociedade por forca de sub-rogacao estara sujeito ao previo pagamento integral das Obrigacoes Garantidas. No mesmo sentido, tal sociedade do Grupo Net nao fara jus ao exercicio de qualquer direito de voto estabelecido neste Contrato ou nos Contratos de Penhor, inclusive em relacao a qualquer decisao envolvendo a Excussao da Garantia, ate que todas as Obrigacoes Garantidas tenham sido plenamente quitadas. Da mesma forma, se uma Afiliada da Companhia satisfizer qualquer obrigacao inadimplida e se tornar sub-rogada nos direitos correspondentes a tal obrigacao, ela tambem nao podera exercer qualquer direito de voto, embora neste caso a satisfacao de seu credito obtido atraves da sub-rogacao nao ficara subordinado ao previo pagamento de todas as Obrigacoes Garantidas.

VI. REPRESENTATIONS AND WARRANTIES OF THE NET GROUP

VI. DECLARACOES E GARANTIAS DO GRUPO NET

6.1. Each of the Net Group companies hereby makes the following representations and warranties with respect to itself, and the Company with respect to all Subsidiaries, for the benefit of the Collateral Agent and the Creditors, which it represents as being correct and true on the date hereof:

6.1. Cada uma das empresas do Grupo Net neste ato declara e garante com relacao a si, e a Companhia com relacao a todas as suas Subsidiarias, em favor do Agente Garantia e dos Credores, que nesta data e correto e verdadeiro o seguinte:

(a) each of the Net Group companies is duly incorporated and validly existing as a sociedade por acoes or a sociedade limitada, as the case may be, under the laws of Brazil, except for (i) Dabny L.L.C. that is duly incorporated and validly existing under the laws of Delaware; and (ii) Jonquil Venture Limited, which is duly incorporated and validly existing under the laws of British Virgin Islands;

(a) cada uma das empresas do Grupo Net esta devidamente constituida e existe validamente como uma sociedade por acoes ou uma sociedade limitada, conforme o caso, de acordo com as leis do Brasil, exceto (i) a Dabny L.L.C., que e devidamente constituida e validamente existente de acordo com as leis de Delaware; e (ii) a Jonquil Venture Limited que e devidamente constituida e validamente existente de acordo com as leis das Ilhas Virgens Britanicas;

(b) each of the Net Group companies has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted;

(b) cada uma das empresas do Grupo Net esta autorizada e tem poderes e competencia para usar, gozar e dispor de seus bens, de modo a permitir que conduza seus negocios da forma como os vem conduzindo;

(c) each of the Net Group companies has taken all necessary

(c) cada uma das sociedades do Grupo Net tomou todas as medidas corporate actions to authorize the execution and delivery of this Agreement and has the necessary power to carry out the agreements herein;

corporativas necessarias para autorizar a assinatura e a formalizacao deste Contrato e tem o poder necessario para executar os acordos contidos neste Contrato;

(d) other than: (i) the approval from the Agencia Nacional de Telecomunicacoes - ANATEL and from the Conselho Administrativo de Defesa Economica - CADE (if necessary) for the sale (upon foreclosure) of any Collateral, and (ii) any authorizations from the Central Bank necessary to enable it to make remittances from Brazil in order to make payments contemplated hereunder and not otherwise specifically covered by the corresponding ROF; no approvals, authorizations, consents, orders, registrations or qualifications of or with any court or other governmental agency or governmental body of Brazil, United States or British Virgin Islands, or any other Person are required for the execution, delivery and performance by the Net Group Companies of this Agreement, other than those listed in "Exhibit 8" hereto;

(d) salvo quanto: (i) a aprovacao da Agencia Nacional de Telecomunicacoes - ANATEL e do Conselho Administrativo de Defesa Economica - CADE (se necessario) para a venda (quando da excussao) de qualquer Garantia, e (ii) quaisquer autorizacoes do Banco Central necessarias para capacita-la a fazer remessas do Brasil para efetuar pagamentos contemplados no presente Contrato e de outro modo nao especificamente cobertos pelo ROF correspondente; nenhuma aprovacao, autorizacao, consentimento, ordem, registro ou qualificacao de qualquer tribunal ou outra agencia governamental do Brasil, Estados Unidos ou Ilhas Virgens Britanicas, ou qualquer outra Sociedade sao necessarias para a assinatura, entrega e execucao pelas empresas do Grupo Net deste Contrato, a nao ser aquelas listadas no "Anexo 8" ao presente Contrato;

(e) the execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated herein (and

(e) a assinatura, entrega e cumprimento deste Contrato e a consumacao das outras operacoes aqui contempladas (e o cumprimento dos compliance with the terms hereof) do not contravene, conflict with or result in a breach of or constitute (or with notice or lapse of time ) a default under:
(i) the bylaws, articles of association or other comparable governing documents of the Company and/or its subsidiaries, including the Subsidiaries; (ii) any indenture, mortgage, bond, lease, , loan agreement, other instrument of indebtedness or other agreement to which the Company or any of its subsidiaries, including the Subsidiaries, is a party, a beneficiary or to which any of its properties may be subject that gives rise to, or is reasonably expected to give rise to, payment obligations on the part of any Net Group Company in an amount (individual or aggregate) in excess of R$30,000,000 (other than those relating to the Nonparticipating Debt); (iii) any license or permit that is necessary for any Net Group Company to conduct its business as currently conducted or (iv) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or agency or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, including the Subsidiaries, or any of their respective material properties or assets;

termos do presente Contrato) nao infringem, entram em conflito ou resultam (com notificacao ou nao, ou resulte de decurso de tempo) em violacao: (i) dos estatutos sociais, contratos sociais ou outros documentos societarios das subsidiarias da Companhia; (ii) de qualquer escritura, hipoteca, contrato de mutuo, , instrumento de divida ou outro contrato do qual a Companhia ou quaisquer das suas subsidiarias, inclusive as Subsidiarias, sao parte ou beneficiarias ou a que seus bens possam estar sujeitos que implique ou possa razoavelmente implicar obrigacao de pagamento por parte de qualquer empresa do Grupo Net de valor (individual ou agregado) superior a R$ 30.000.000,00 (trinta milhoes de reais) (exceto os instrumentos relacionados as Dividas Nao Incluidas); (iii) qualquer licenca ou alvara que seja necessario para qualquer empresa do Grupo Net para conduzir seus negocios como vem atualmente sendo conduzidos ou (vi) qualquer lei aplicavel, regra, regulamento, julgamento, ordem ou decreto de qualquer governo, entidade ou agencia governamental ou tribunal, nacional ou estrangeiro com jurisdicao sobre a Companhia, quaisquer de suas subsidiarias, inclusive as Subsidiarias ou quaisquer de seus respectivos bens ou propriedades relevantes;

(f) except as otherwise disclosed in the Security Agreements, there is no judgment, decree or order issued by a court, other governmental agency or arbitrator presently outstanding and unsatisfied or unstayed against the Company or any of its subsidiaries, including the Subsidiaries, and there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against or affecting the Company or any of its subsidiaries, including the Subsidiaries, in any court or before any other governmental authority or arbitration board or tribunal (other than the Unibanco Litigation) that: (i) questions the validity or enforceability of this Agreement or (ii) that gives rise to, or is reasonably expected to give rise to, payment obligations on the part of any Net Group Company in an aggregate amount (individual or aggregate) in excess of R$30,000,000;

(f) exceto se de outra forma disposto nos Contratos de Penhor, nao ha julgamento, decreto ou ordem emitida por um tribunal, outra agencia governamental ou arbitro atualmente nao cumprida ou nao satisfeita pela Companhia ou quaisquer de suas subsidiarias, inclusive as Subsidiarias, e, ate onde e do seu conhecimento, nao ha acao, processo ou investigacao pendente que ameace ou afete a Companhia ou quaisquer de suas subsidiarias, inclusive as Subsidiarias, em qualquer tribunal ou perante qualquer autoridade governamental ou tribunal de arbitragem (com excecao da Acao do Unibanco) que: (i) questione a validade ou exequibilidade deste Contrato ou (ii) que implique ou possa razoavelmente implicar obrigacao de pagamento por parte de qualquer empresa do Grupo Net de valor (individual ou agregado) superior a R$ 30.000.000,00 (trinta milhoes de reais);

(g) except as otherwise informed in "Exhibit 8" hereto, no breaches or events of default (whether with or without notice, lapse of time or the occurrence of any other event) exist in the performance or observance of any obligation, agreement, covenant or condition contained in any loan agreement, other instrument of indebtedness or other agreement to

(g) exceto com relacao as informacoes contidas no "Anexo 8" a este Contrato, nao ha qualquer violacao ou caso de inadimplemento (notificado ou nao, resultante de decurso de tempo ou de qualquer outro evento) relativo ao cumprimento ou observancia de qualquer obrigacao, contrato, avenca ou condicao incluida em qualquer contrato de emprestimo, which the Company or any of its subsidiaries, including the Subsidiaries, is a party or to which any of its properties may be subject that gives rise to, or is reasonably expected to give rise to, payment obligations on the part of any Net Group Company in an amount (individual or aggregate) in excess of R$30,000,000; and

em outros instrumentos de divida dos quais a Companhia ou qualquer de suas subsidiarias, incluindo as Subsidiarias, seja parte ou ao qual seus bens possam estar vinculados que implique ou possa razoavelmente implicar obrigacao de pagamento por parte de qualquer empresa do Grupo Net de valor (individual ou agregato) superior a R$ 30.000.000,00 (trinta milhoes de reais); e

(h) the Subsidiaries, the TV e Comunicacoes de Jundiai S.A. and the Televisao a Cabo Criciuma Ltda. are all of the entities in which the Company, directly or indirectly, has or is committed to have an equity investment or similar participation and (ii) has participation in the Control.

(h) as Subsidiarias, a empresa TV e Comunicacoes de Jundiai S.A. e a empresa Televisao a Cabo Criciuma Ltda. sao as unicas sociedades em que a Companhia, direta ou indiretamente, (i) detem ou esta comprometida a deter um investimento de capital ou participacao similar e (ii) participe do Controle.

VII. REPRESENTATIONS AND WARRANTIES OF EACH CREDITOR AND THE FIDUCIARY AGENT

DECLARACOES E GARANTIAS DE CADA CREDOR E DO AGENTE FIDUCIARIO

7.1. Each Creditor hereby makes the following representations and warranties with respect to itself for the benefit of the Collateral Agent and the other Creditors, which it represents as being correct and true on the date hereof and on the Restructuring Closing Date:

7.1. Cada Credor neste ato declara e garante com relacao a si em favor do Agente de Garantia e os outros Credores, que nesta data e na Data de Fechamento da Reestruturacao, o seguinte e correto e verdadeiro:

(a) it is duly organized and validly existing under the laws of its jurisdiction, with corporate (or similar) power and authority to own, lease and operate its properties and conduct its business as presently conducted;

(a) e devidamente organizado e validamente existente sob as leis de sua jurisdicao, com poder corporativo e autoridade para possuir, arrendar e operar seus bens e conduzir seus negocios conforme atualmente conduzidos;

(b) it has taken all necessary corporate (or similar) actions to authorize the execution and delivery of this Agreement (and, where necessary, the Security Agreements) and has the necessary power to carry out the actions specified herein; and

(b) tomou todas as medidas corporativas (ou similares) necessarias para autorizar a assinatura e formalizacao deste Contrato (e, quando necessario, dos Contratos de Penhor) e tem o poder necessario para realizar os atos especificados neste Contrato; e

(c) this Agreement is being duly and validly executed thereby and constitutes a legal, valid and binding obligation of such Creditor, which is enforceable against such Creditor in accordance with its applicable terms, except as enforcement thereof: (i) may be limited by bankruptcy, insolvency, intervencao extrajudicial, liquidacao, fraudulent transfer, concordata, recuperacao judicial or other similar laws affecting creditors' rights generally and (ii) may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(c) este Contrato esta sendo devidamente e validamente assinado pelo mesmo e constitui uma obrigacao legal, valida e vinculativa de tal Credor, exequivel contra tal Credor de acordo com seus termos e condicoes, ressalvando-se que sua execucao: (i) podera ser limitada por falencia, insolvencia, intervencao extrajudicial, liquidacao, transferencia fraudulenta, concordata, recuperacao judicial ou outras leis similares que afetam os direitos de credores em geral e
(ii) podera ser limitada por principios gerais de equidade (sejam considerados no ambito de um processo judicial ou de jurisdicao em equidade).

7.2. The Fiduciary Agent, in his condition as intervening party of this Agreement, declares that is aware of all the terms and conditions of this Agreement, specifically in connection with the duties and obligations of the Collateral Agent, as set forth in Section V.

7.2. O Agente Fiduciario, na condicao de interveniente-anuente deste Contrato, declara que esta ciente de todos os seus termos e condicoes, especialmente em relacao aos deveres e obrigacoes do Agente de Garantia, previstos na Clausula V.

7.3. The Fiduciary Agent undertakes to render the information to which has access to and to take all necessary measures, within his duties, for the purpose of making the Collateral Agent's actions effective, as foreseen in this Agreement, refraining from performing any acts to the effect of substituting or inhibiting any actions which were attributed to the Collateral Agent.

7.3. O Agente Fiduciario se compromete a prestar as informacoes a que tiver acesso e tomar todas as providencias necessarias que lhe digam respeito para garantir a efetividade dos atos do Agente de Garantia, tal como previstos neste Contrato, abstendo-se de realizar qualquer ato para o fim de substituir ou inibir quaisquer acoes atribuidas ao Agente de Garantia.

VIII. INDEMNIFICATION

VIII. INDENIZACAO

8.1. The Net Group shall indemnify in full and hold harmless the Collateral Agent, the Creditors and the Trustee against any and all Losses incurred by the Collateral Agent and/or each of the Creditors and/or the Trustee arising from:
(a) any enforcement under the Pledge Documents, (b) any misrepresentation or breach of any representation or

8.1. O Grupo Net devera indenizar integralmente e manter o Agente de Garantia, os Credores e o Trustee indenes contra todos e quaisquer Prejuizos incorridos pelo Agente de Garantia e/ou cada um dos Credores e/ou o Trustee como resultado de: (a) qualquer excussao de acordo com os Documentos de Penhor, (b) qualquer declaracao falsa ou violacao de warranty made by the Company and/or any of the Subsidiaries in this Agreement or in any of the Pledge Documents or (c) any breach by any of the Net Group companies of any covenant or other agreement contained in any of the Pledge Documents.

qualquer declaracao ou garantia feita pela Companhia e/ou quaisquer das Subsidiarias em quaisquer dos Documentos de Penhor e/ou neste Contrato e (c) qualquer violacao por quaisquer das sociedades do Grupo Net de qualquer disposicao ou outro acordo contido em quaisquer dos Documentos de Penhor.

8.2 Notwithstanding anything herein to the contrary, it is hereby expressly agreed and acknowledged that (i) the agreements and obligations of the Trustee herein are made solely in its capacity as Trustee to the Company Noteholders and the Net Sul Noteholders (and not in its individual capacity) and (ii) the Trustee shall not be required to take any action hereunder unless the Trustee shall have determined that such action is authorized and permitted or required under the Credit Instruments to which the Trustee is a party. The Trustee shall only have the duties, obligations, liabilities and responsibilities set forth in the Credit Instruments to which the Trustee is a party. Nothing in this agreement shall be construed to operate as a waiver by the Trustee of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in any Credit Instrument to which the Trustee is a party. The Trustee may act through its attorneys and agents.

8.2 Independentemente de qualquer previsao em contrario fica expressamente certo e ajustado que (i) os compromissos e obrigacoes assumidos pelo Trustee em razao do presente Contrato o sao exclusivamente na qualidade de trustee dos Detentores de Notes da Companhia e dos Detentores de Net Sul Notes (e nao em nome proprio) e (ii) o Trustee nao podera ser obrigado a praticar qualquer ato previsto no presente Contrato, a nao ser que tal ato seja autorizado e permitido ou requerido de acordo com os Instrumentos de Divida dos quais o Trustee e parte. O Trustee somente tem obrigacoes, deveres e responsabilidades previstas nos Instrumentos de Divida dos quais o Trustee e parte. Nada neste Contrato podera ser considerado como renuncia do Trustee a qualquer de sues direitos de justificativa, presuncao, indenizacao, protecao, beneficio, imunidade ou confianca previstos nos Instrumentos de Divida dos quais o Trustee e parte. O Trustee pode agir atraves de sues advogados e agentes.

IX. EFFECTIVENESS

IX. VIGENCIA

9.1. The obligations of the parties hereto to fulfill the terms and conditions hereof and to consummate the transactions contemplated herein shall become effective as of the Signing Closing or, with respect to any Creditor that is not a party hereto in the Signing Date, on the date on which it adheres hereto through its execution, registration and delivery of a Term of Adhesion as described in Section 10.5.

9.1. As obrigacoes das partes deste Contrato de observar os termos e condicoes do presente Contrato e de cumprir as operacoes previstas neste Contrato entrarao em vigor na Data de Assinatura ou, com relacao a qualquer Credor Ingressante que nao for parte deste Contrato na Data de Assinatura, na data em que o Credor Ingressante aderir a este Contrato por meio da assinatura, registro e entrega de um Termo de Adesao conforme descrito na Clausula 10.5.

9.2. Subject to Section II above, this agreement shall remain valid and binding upon the parties hereto until the Pledge Termination Date. Upon such termination, the Collateral Agent shall, at the expense of Net Group companies, promptly cooperate with the Net Group for such cancellation, including by providing the necessary term of release of the Collateral and

9.2. Sujeito aos termos da Clausula II acima, o presente acordo permanecera valido e obrigara as Partes ate a Data de Termino do Penhor. Apos tal termino, o Agente de Garantia devera, as custas das empresas do Grupo Net, cooperar prontamente com o Grupo Net para o respectivo cancelamento, inclusive fornecendo
o termo de quitacao/liberacao das Garantias e other documents and information that might be reasonably necessary for this purpose, in accordance with the relevant terms and conditions of the Security Agreements.

outros documentos e informacoes que sejam razoavelmente necessarios para tal fim, observados os termos e condicoes dos Documentos de Penhor.

X. MISCELLANEOUS PROVISIONS

X. DISPOSICOES GERAIS

10.1. This Agreement is binding upon the parties and their successors on any account, as well as on assignees that are duly authorized on the terms hereof.

10.1 Este Contrato obriga as partes e seus sucessores a qualquer titulo, bem como os cessionarios devidamente autorizados nos termos do presente Contrato.

10.2. Except as otherwise provided in Section 10.5 hereof, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Required Creditors (and by the Company if such amendment or waiver (i) relates to Section 1.2 (rules of construction),
Article II (condition precedent), Article III (covenants of Net Group), Sections 4.1(b) (Creditors to take Collateral Action through Collateral Agent), 5.1(b) (Required Creditors to give instructions regarding Collateral Action), 5.1(c) (Collateral Action by Collateral Agent), 5.1(d) (distribution of proceeds), 5.4 (Collateral Action by Collateral Agent), 5.6.1 (release of Collateral), 5.7 (delegation of powers to Collateral Agent), 5.8 (delegation of powers to

10.2 Ressalvado o disposto na Clausula 10.5 deste Contrato, nenhuma alteracao ou renuncia de qualquer disposicao deste Contrato entrara em vigor a nao ser que a mesma seja feita por escrito e assinada pelos Credores Necessarios (e pela Companhia, se tal alteracao ou renuncia (i) se referir a Clausula 1.2 (regras de interpretacao), Artigo II, Artigo III (obrigacoes do Grupo Net), Clausulas 4.1(b) (Excussao de Garantia pelos Credores atraves do Agente de Garantia), 5.1(b) (fornecimento pelos Credores Necessarios de instrucoes relativas a Excussao de Garantia), 5.1(c) (Excussao de Garantia por Agente de Garantia), 5.1(d) (distribuicao de Produto), 5.4 (Excussao de Garantia por Agente de Garantia), 5.6.1 (liberacao de Garantia), 5.7 (outorga

Collateral Agent), 5.9 (Creditors to take Collateral Action through Collateral Agent), 5.10 (replacement of Collateral Agent, 5.11 (subrogation of Net Group parties) and Articles VI (representations and warranties by Net Group), VIII (indemnification by Net Group), IX (effectiveness and termination) and X (miscellaneous), (ii) that relates to any of the defined terms used in any of the foregoing provisions or (iii) that would increase or otherwise modify any obligation of, or affect the rights of, a Net Group company, and any such waiver or amendment shall be effective only in the specific instance and for the specific purpose for which given; provided that: (a) no such amendment or waiver shall, unless signed by all of the Creditors or by the Collateral Agent acting with the consent of all of the Creditors, modify the definition of the term "Required Creditors" or modify Sections 3.2, 3.3, 3.4, 4.2, 5.1(d) or this Section, (b) any modification hereof with respect to the rights and obligations of the Collateral Agent shall require the consent of the Collateral Agent and
(c) any modification hereof with respect to the rights and obligations of the Trustee shall require the consent of the Trustee. No delay on the part of any Creditor in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Creditor of any right, power or remedy preclude any further exercise thereof, or the de poderes ao Agente de Garantia), 5.8 (delegacao de poderes ao Agente de Garantia), 5.9 (Excussao de Garantia pelos Credores atraves do Agente de Garantia), 5.10 (substituicao do Agente de Garantia), 5.11 (sub-rogacao das partes do Grupo Net) e Artigos VI (declaracoes e garantias do Grupo Net), VIII (indenizacao pelo Grupo Net), IX (vigencia e rescisao) e X (disposicoes gerais);
(ii) tiver relacao com qualquer dos termos definidos utilizados em qualquer das disposicoes supracitadas; ou (iii) implicar um aumento ou de outra forma afetar obrigacoes ou afetar os direitos de uma sociedade do Grupo Net), e qualquer alteracao ou renuncia somente sera eficaz no caso especifico e para a finalidade especifica para a qual foi outorgada, desde que: (a) nenhuma alteracao ou renuncia, a nao ser que seja assinada por todos os Credores ou pelo Agente de Garantia, agindo com o consentimento de todos os Credores, modifique a definicao do termo "Credores Necessarios" ou as Clausulas 3.2, 3.3, 3.4, 4.2, 5.1(d) e esta Clausula, (b) qualquer modificacao deste Contrato com relacao aos direitos e obrigacoes do Agente de Garantia esteja sujeita ao consentimento do Agente de Garantia e (c) qualquer modificacao deste Contrato com relacao aos direitos e obrigacoes do Trustee deverao ter o consentimento do Trustee. Nenhum atraso de qualquer Credor em exercer qualquer direito, poder ou medida implicara renuncia a tal direito, exercise of any other right, power or remedy.

poder ou medida, tampouco significara renuncia total ou parcial por qualquer Credor a qualquer direito, poder ou medida.

10.3. The parties hereby expressly acknowledge that the obligations undertaken by them hereunder shall be specifically performed on the terms of Articles 461, 621 and 632 to 645 of the Brazilian Code of Civil Procedure.

10.3. As partes reconhecem expressamente neste ato que as obrigacoes assumidas pelas mesmas no presente Contrato podem ser satisfeitas por meio de execucao especifica obtida judicialmente nos termos dos artigos 461, 621 e 632 a 645 do Codigo de Processo Civil Brasileiro.

10.4. The rights and obligations deriving from this Agreement shall not be assigned by any Net Group company, either wholly or in part, directly or indirectly, to any third party, unless with the prior and express consent of each Creditor. The rights and obligations deriving from this Agreement shall not be assigned by the Collateral Agent, either wholly or in part, directly or indirectly, to third parties, unless with the prior and express consent of the Required Creditors.

10.4. Os direitos e obrigacoes oriundos deste Contrato nao poderao ser cedidos por qualquer sociedade do Grupo Net, no todo ou em parte, direta ou indiretamente, a terceiros, a nao ser que com o consentimento previo e expresso de cada Credor. Os direitos e obrigacoes oriundos deste Contrato nao deverao ser cedidos pelo Agente de Garantia, no todo ou em parte, direta ou indiretamente, a terceiros, a nao ser que com o consentimento previo e expresso dos Credores Necessarios.

10.5. Subject to the terms and conditions hereof and of the Credit Instruments, the adherence of any third party as a creditor to this Agreement from whom the Company has borrowed new funds as permitted

10.5. Sujeito aos termos e condicoes do presente Contrato e dos Instrumentos de Divida, a adesao a este Contrato de qualquer terceiro, na qualidade de credor, que tenha concedido novo emprestimo a under the Credit Instruments, shall be formalized by means of the execution of a written Term of Adhesion, pursuant to which such new creditor shall become a Creditor, and shall be unconditionally bound by the terms and conditions hereof and of the Security Agreements, as from the date of the recording of such Term of Adhesion in the relevant Registries of Deeds and Documents and Real Estate Registries. No Creditor may become a party to this Agreement nor benefit from the Collateral unless it has formally adhered to this Agreement. Such Term of Adhesion shall include a supplement to Exhibits 2 and 3 hereof reflecting the adherence of such new Creditor. Promptly upon receipt by the Collateral Agent of a Term of Adhesion executed by the Company and a new creditor, the Collateral Agent shall sign such Term of Adhesion and deliver an original to the Company and such new creditor. Notwithstanding the foregoing, no defect in any such Term of Adhesion (including in the amendments contemplated therein), or in the registration of such Term of Adhesion, shall in any way whatsoever adversely affect the terms and conditions hereof, which shall remain in full force and effect. Each Creditor hereby agrees that no consent, instruction or other action on the part of such Creditor will

Companhia conforme permitido nos Instrumentos de Divida, devera ser formalizada atraves da assinatura de um Termo de Adesao, mediante o qual cada novo credor se tornara um Credor e estara incondicionalmente vinculado aos termos e condicoes deste Contrato, e dos Contratos de Penhor a partir da data do registro de tal instrumento nos respectivos Registros de Titulos e Documentos e Registros de Imoveis. Nenhum Credor podera se tornar parte deste Contrato nem se beneficiar da Garantia a nao ser que tenha aderido formalmente a este Contrato. O referido Termo de Adesao incluira um aditamento dos Anexos 2 e 3 deste Contrato para refletir a adesao do novo Credor. Prontamente apos o recebimento de um Termo de Adesao assinado pela Companhia e por um novo credor, o Agente de Garantia assinara o referido Termo de Adesao e entregara um original para a Companhia e para o novo Credor. Nao obstante o retro disposto, nenhum vicio no Termo de Adesao (nele incluindo os aditamentos previstos nesta Clausula) ou no registro de tal Termo de Adesao devera de qualquer forma afetar adversamente os termos e condicoes deste Contrato, os quais permanecerao em pleno vigor. Cada um dos Credores, atraves do presente Contrato, concorda que nao sera necessario qualquer consentimento, be required in order for the Company and the Collateral Agent to take all or any of the actions described above in this Section 10.5 (including, the execution of such a Term of Adhesion, and the amendment of the Pledge Agreements, by the Collateral Agent, with the specific purpose of formalizing the adherence of such new creditor as a Creditor to the Pledge Agreements).

instrucao ou outra acao por parte dos Credores para que a Companhia e o Agente de Garantia possam adotar todas as medidas contempladas nesta presente Clausula
10.5 (incluindo a assinatura de tal Termo de Adesao e o aditamento dos Documentos do Penhor, pelo Agente de Garantia, com o fim especifico de formalizar a adesao do novo credor como um Credor dos Documentos do Penhor).

10.5.1. Likewise, if a Net Group Subsidiary becomes a "Restricted Subsidiary", as defined and provided in the Credit Agreements, the adhesion of such Net Group Subsidiary to this Agreement shall be formalized by means of the execution of a written Term of Adhesion, pursuant to which such Net Group Subsidiary shall become a Restricted Subsidiary and shall be unconditionally bound by the terms and conditions hereof and of the Security Agreements as from the date of such instrument. Each time that a new Net Group Subsidiary formally adheres to this Agreement, the Company shall prepare an updated version of its exhibits, which has to be approved by the Collateral Agent. To the extent necessary, the Collateral Agent shall enter into amendments to the Security Agreements to reflect such adherence and ensure the timely

10.5.1. Da mesma forma, se uma Subsidiaria do Grupo Net se tornar uma "Subsidiaria Restrita", conforme definido e previsto nos Instrumentos de Divida, a adesao da referida Subsidiaria do Grupo Net a este Contrato devera ser formalizada atraves da assinatura de um Termo de Adesao por escrito, de acordo com o qual a Subsidiaria do Grupo Net se tornara uma Subsidiaria Restrita e ficara incondicionalmente vinculada aos termos e condicoes deste Contrato e dos Contratos de Penhor, a partir da data de assinatura de tal instrumento. Cada vez que uma nova Subsidiaria do Grupo Net formalmente aderir a este Contrato, a Companhia devera preparar uma versao atualizada dos anexos, que devera ser aprovada pelo Agente de Garantia. Na medida em que se faca necessario, o Agente de Garantia devera celebrar aditamentos registration thereof.

aos Contratos de Penhor para refletir tal adesao e garantir o seu registro em tempo habil.

10.5.2. Any holder of any Secured Obligation by virtue of a transfer or an assignment of any nature shall be automatically become party to the Security Agreements and this Agreement and be secured by the Collateral and shall not be required to execute any Term of Adhesion.

10.5.2. Qualquer terceiro que se torne beneficiario de uma Obrigacao Garantida em decorrencia de uma transferencia ou cessao de qualquer natureza estara automaticamente vinculado ao presente Contrato e aos Contratos de Penhor e garantido pela Garantia, nao estando obrigado a assinar qualquer Termo de Adesao.

10.6. Notices or notifications hereunder (i) to any Net Group company, including the Company, shall be given to the Company, solely, as per the indications below, (ii) to any of the Creditors, except in the cases provided for in Section 10.6.1, shall be given to the respective Creditor at the addresses provided for notices in the relevant Credit Instrument to which such Creditor is a party and
(iii) to the Collateral Agent, on its on behalf or on behalf of all the Creditors, shall be given as per the indications below or, in any of the aforesaid cases, at such other address as may be designated by the relevant party from time to time in a prior written notice to the other parties hereto. Such notices shall be considered received in accordance with the terms of the relevant documents.

10.6. Notificacoes ou avisos de acordo com o presente Contrato (i) para qualquer sociedade do Grupo NET, incluindo a Companhia, deverao ser enviadas tao somente a Companhia, conforme indicacao abaixo; (ii) para qualquer um dos Credores, exceto nos casos previstos na Clausula 10.6.1 abaixo, deverao ser enviados ao respectivo Credor nos enderecos fornecidos para avisos nos Instrumentos de Divida de que o respectivo Credor faca parte; e (iii) para o Agente de Garantia, em seu nome e em nome de todos os Credores deverao ser enviados conforme as indicacoes abaixo ou, em qualquer dos itens supramencionados, em outro endereco que seja designado pela respectiva parte no decorrer do tempo atraves de uma notificacao previa para as outras partes. Tais notificacoes ou avisos deverao ser considerados como recebidos de acordo com os termos dos documentos correspondentes.

Net Servicos de Comunicacoes S.A., as Company
Rua Verbo Divino, 1.356
Chacara Santo Antonio- Sao Paulo - SP -  Brazil
CEP: 04719-002
Attention: Mr. Andre Muller Borges and/or Mr. Leonardo P. G. Pereira
Telephone: (55-11) 5186-2606
Facsimile: (55-11) 5186-2780

Net Servicos de Comunicacao S.A., como Companhia
Rua Verbo Divino, 1.356
Chacara Santo Antonio - Sao Paulo - SP - Brasil

CEP: 04719-002
Atencao: Sr. Andre Muller Borges e/ou Sr. Leonardo P. G. Pereira
Telefone: (55-11) 5186-2606
Fax: (55-11) 5186-2780

Banco Itau S.A., as Collateral Agent

Banco Itau S.A.
Diretoria de Servicos para o Mercado de Capitais
Av. Engenheiro Armando de
Arruda Pereira, 707 - 9(a)andar - Jabaquara
CEP: 04344-902 - Sao Paulo - S.P.
Att.: Sr. Antonio Carlos Rodrigues
Telephone: (55 11) 5029-1527
Facsimile: (55 11) 5029-1535
e-mail:
antonio-carlos.rodrigues@itau.com.br

Banco Itau S.A., como Agente de Garantia
Banco Itau S.A.
Diretoria de Servicos para o Mercado de Capitais
Av. Engenheiro Armando de Arruda
Pereira, 707 - 9(a) andar - Jabaquara
CEP: 04344-902 - Sao Paulo - S.P.
At.: Sr. Antonio Carlos Rodrigues
Tel: (55 11) 5029-1527
Fax: (55 11) 5029-1535
e-mail:
antonio-carlos.rodrigues@itau.com.br

10.6.1. Any notice or notification to be given by the Net Group companies or the Collateral Agent, to Creditors holders of the Company Notes or Brazilian debentures shall be delivered to their respective Trustee and the Agente Fiduciario referred to in item

10.6.1. Qualquer aviso ou notificacao a ser enviado pelas sociedades do Grupo Net ou pelo Agente de Garantia aos Credores detentores de Notes da Companhia ou debentures brasileiras devera ser entregue ao respectivo Trustee e ao Agente Fiduciario

(1) of "Exhibit 2" hereto, or at any other address previously furnished in writing to the Company and the Collateral Agent by such Person. Any notice or notification to be given by the Net Group companies or the Collateral Agent to the Trustee shall be delivered to the Trustee at The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286. Attention: Global Finance Unit, or at any other address previously furnished in writing to the Company and the Collateral Agent by the Trustee.

mencionado no item (1) do "Anexo 2" a este Contrato, ou a qualquer outro endereco previamente fornecido por escriteo para a companhia e para o Agente de Garantia por tais credores. Qualquer aviso ou notificacao a ser enviado pelo Grupo Net ou pelo Agente de Garantia ao Trustee devera ser entregue para o Trustee no The Bank of New York, 101 Barclay Street, 21 West, New York, New York, 10286. Atencao: Global Finance Unit, ou para qualquer outro endereco previamente fornecido por escrito a Companhia e ao Agente de Garantia pelo Trustee.

10.7. The Pledge Documents and the Credit Instruments represent the entire agreement among the parties hereto with respect to the subject matter and supersede any and all previous understandings between the parties on the same matters dealt hereunder and thereunder.

10.7. Os Documentos de Penhor e os Instrumentos de Divida representam o acordo integral entre as partes do presente Contrato com relacao a materia tratada neste Contrato e substituem todos e quaisquer entendimentos anteriores entre as Partes em relacao ao seu objeto.

10.8. In the event that any provision of this Agreement is deemed to be invalidated, illegal or unenforceable for any reason, and if such invalidation, illegality or unenforceability does not affect the structure or essence of this Agreement, the parties shall negotiate in good faith the replacement of the invalidated, null or unenforceable provision by another that seeks to preserve the original interests of the parties.

10.8. Caso qualquer clausula deste Contrato seja considerada invalida, ilegal ou inexequivel por qualquer motivo, e se tal invalidade, ilegalidade ou inexequibilidade nao afetarem a estrutura ou essencia deste Contrato, as partes deverao negociar, de boa fe, a substituicao da clausula invalida, nula ou inexequivel por uma outra que preserve os interesses originais das partes.

10.9. Any omission, concession or forbearance by any one of the parties in exercising the rights attributed to it on the terms of this instrument shall not operate as waiver of such rights nor shall jeopardize the right of exercising them at any time.

10.9. Qualquer omissao, concessao ou tolerancia por qualquer uma das partes em exercer os direitos atribuidos a ela nos termos deste Contrato nao deverao acarretar a renuncia a tais direitos ou comprometer o direito de exerce-los a qualquer momento.

10.10. This Agreement may be executed in any number of

10.10. Este Contrato podera ser firmado em qualquer numero de vias, counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

todas as quais, se consideradas em conjunto, constituirao um Contrato, e qualquer uma das partes do presente Contrato podera assina-lo em qualquer uma das referidas vias.

10.11. In case the Company does not comply with its obligation to deliver the Security Agreements to be registered with the applicable Registry of Deeds and Documents (Registro de Titulos e Documentos) and Real Estate Registry (Registro de Imoveis), as set forth in such documents, then the Collateral Agent shall cause such documents to be delivered for registration within two (2) Business Days as from the final day, after any notice and lapse of time that may have been granted under the applicable Security Agreement, that the Company and the applicable Subsidiaries had to comply with such obligation. The registration fee shall be paid or reimbursed entirely by the Company.

10.11. Caso a Companhia nao cumpra com sua obrigacao de apresentar os Contratos de Penhor para serem registrados no Registro de Titulos e Documentos e Registro de Imoveis aplicaveis, conforme estabelecido em tais documentos, entao o Agente de Garantia devera fazer com que tais documentos sejam apresentados para registro dentro de 2 (dois) Dias Uteis contados do ultimo dia da data em que a Companhia e as respectivas Subsidiarias deveriam ter cumprido tal obrigacao, observadas as notificacoes e o decurso do prazo concedido a Companhia e as respectivas Subsidiarias para o cumprimento de tal obrigacao conforme o Contrato de Penhor aplicavel. A taxa de registro devera ser paga ou reembolsada inteiramente pela Companhia.

10.12. This Agreement shall: (a) except with respect to those provisions identified in the first sentence of Section 10.2, bind but not inure to the benefit of the Net Group, and (b) not excuse or diminish the Company's obligations pursuant to the Secured Obligations, nor shall any of the rights

10.12. Este Contrato: (a) exceto em relacao aquelas hipoteses identificadas na primeira frase da Clausula 10.2, vinculara mas nao revertera em beneficio do Grupo Net e (b) nao escusara ou diminuira as obrigacoes da Companhia de acordo com as Obrigacoes Garantidas, sendo que os and remedies of any Creditor against the Net Group under any agreement be limited, impaired, reduced or prejudiced by the execution hereof or the performance by the Creditors of any of their rights, powers, discretions and remedies under this Agreement. Except as otherwise expressly provided in this Agreement, each Creditor may exercise all of its rights and remedies under its Secured Obligations, as well as amend or modify its clauses and conditions, without any consent of any of the Creditors and/or the Collateral Agent, subject to any applicable provision of the Credit Instrument under which such Secured Obligations arise.

direitos de cada Credor contra o Grupo Net nao deverao ser limitados, afetados, reduzidos ou prejudicados pela assinatura deste Contrato ou pelo exercicio pelos Credores de quaisquer de seus direitos ou poderes concedidos neste Contrato. Exceto pelas disposicoes expressas em contrario incluidas neste Contrato, cada Credor podera exercer todos os seus direitos de acordo com suas Obrigacoes Garantidas, bem como aditar ou modificar suas clausulas e condicoes, com o consentimento por escrito da Companhia, sem qualquer consentimento de quaisquer Credores e/ou do Agente de Garantia, observadas as disposicoes aplicaveis do Instrumento de Divida do qual se originaram as Obrigacoes Garantidas.

10.13. For the purpose of any calculations required under this Agreement (such as those relating to the determination of the Required Creditors and any allocations of the Proceeds), any Secured Obligations that are denominated in a currency other than the Brazilian Currency shall (on any date of determination) be converted into the Applicable Brazilian Currency Equivalent.

10.13. Para fins de quaisquer calculos necessarios conforme este Contrato (tais como os relacionados a determinacao dos Credores Necessarios e quaisquer alocacoes do Produto), quaisquer Obrigacoes Garantidas denominadas em uma moeda diferente da Moeda Brasileira deverao (em qualquer data determinada) ser convertidas para seu Equivalente em Moeda Brasileira Aplicavel.

10.14. The Collateral Agent agrees to keep confidential any information (a) provided to it by or on behalf of the

10.14. O Agente de Garantia concorda em manter em sigilo qualquer

Company and/or any of its Subsidiaries pursuant to or in connection with the Security Documents or (b) obtained by the Collateral Agent based on a review of the books and records of the Company and/or any of its Subsidiaries, in either case that is identified by the Company as confidential at the time of delivery, provided that nothing herein shall prevent the Collateral Agent from disclosing any such information (i) (x) to any Restructuring Creditor holding Secured Obligations in an outstanding principal amount that, if no amortization has occurred, would reflect an amount of at least US$1,000,000 (or the Applicable Brazilian Currency Equivalent) as of the date such Secured Obligations were first issued, or (y) at the request of any Creditor, to any potential purchaser or transferee from such Creditor of Secured Obligations in an outstanding principal amount that, if no amortization has occurred, would reflect an amount of at least US$1,000,000 (or the Applicable Brazilian Currency Equivalent) as of the date such Secured Obligations were first issued, and in the case of both (x) and (y) above, which agrees, in a letter addressed to the Company in the form attached hereto as Exhibit 10, to keep such information informacao (a) confidencial ou exclusiva fornecida a ele pela Companhia ou em seu nome, e/ou de qualquer de suas Subsidiarias, de acordo ou relacionada com os Documentos de Penhor ou (b) obtida pelo Agente de Garantia em razao da verificacao de livros e arquivos da Companhia e/ou qualquer de suas Subsidiarias, que em qualquer caso seja apontada pela Companhia como confidencial no momento da entrega, sendo que nenhuma disposicao do presente Contrato impedira o Agente de Garantia de divulgar tal informacao: (i) (x) para qualquer Credor na Reestruturacao que possua Obrigacoes Garantidas cujo valor principal pendente, na hipotese de inocorrencia de amortizacao, refletisse um valor de pelo menos US$ 1.000.000,00 (um milhao de dolares norte-americanos) (ou o Equivalente em Moeda Brasileira Aplicavel), a partir da data em que tais Obrigacoes Garantidas tenham sido estabelecidas, ou (y) quando da solicitacao de qualquer Credor, para qualquer potencial adquirente ou cessionario das Obrigacoes Garantidas de tal Credor, correspondentes a um valor principal pendente que, na hipotese de inocorrencia de amortizacao, refletisse um valor de pelo menos US$ 1.000.000,00 (um milhao de dolares norte-americanos) (ou o Equivalente em Moeda Brasileira confidential on the terms set forth in this Section 10.14 (which agreement may, in the case of the restructured bank debt, be contained in the relevant Credit Instruments), provided further that no such information shall be provided by the Collateral Agent to (x) any Person until at least five Business Days have passed since the date on which written notice of the initial disclosure to such person has been given to the Company by the Collateral Agent (which notice shall specify the name and address of such Person) or (y) any Person that is, and is identified by the Company to the Collateral Agent as, a Competitor, (ii) to the Collateral Agent's affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of the Collateral Agent to the extent that disclosure thereto is reasonably appropriate in connection with the Collateral Agent's performance of its duties and obligations hereunder, provided that the Collateral Agent shall inform each such Person of the agreement under this Section and take reasonable steps to cause compliance by any such Person referred to in this clause (ii) with this agreement, (iii) upon the request or demand of any governmental authority having jurisdiction over the Collateral Agent or its affiliates or to the extent required

Aplicavel), a partir da data em que tais Obrigacoes Garantidas tenham sido estabelecidas sendo que, em ambos os casos mencionados nos itens (x) e (y) acima, aquele que for receber as informacoes devera antes concordar, atraves de carta enderecada a Companhia de acordo com o modelo previsto no Anexo 10, em manter as referidas informacoes em sigilo, nos termos previstos nesta Clausula
10.14 (podendo tal compromisso, no caso da reestruturacao de dividas bancarias, estar contido nos proprios Instrumentos de Divida), sendo que nenhuma informacao pode ser fornecida pelo Agente de Garantia para (x) qualquer Sociedade ate que cinco Dias Uteis tenham decorrido da data em que tal fornecimento de informacoes a ser realizado tenha sido comunicado pelo Agente de Garantia a Companhia atraves de notificacao escrita (a qual devera especificar o nome e endereco da Sociedade para a qual a informacao sera fornecida), ou (y) qualquer Sociedade que seja um Concorrente e assim seja apontado pela Companhia; (ii) para as afiliadas e funcionarios, executivos, diretores, representantes, agentes, advogados, contadores e outros consultores do Agente de Garantia, na medida em que o fornecimento de tais informacoes seja razoavelmente necessario para o cumprimento dos deveres e obrigacoes in response to any order of any court or other governmental authority or as shall otherwise be required pursuant to any Requirement of Law; provided that the Collateral Agent shall, unless prohibited by any requirement of law, notify the Company of any disclosure pursuant to this clause within a reasonable period prior to making such disclosure, (iv) which is publicly available other than as a result of a breach of the confidentiality requirements described herein, (v) in connection with periodic regulatory examinations and reviews conducted by any governmental authority having jurisdiction over the Collateral Agent or its affiliates (to the extent applicable), (vi) in connection with any litigation to which the Collateral Agent may be a party, subject to the proviso in clause
(ii), (vii) to the extent necessary for the exercise by the Collateral Agent of any right or remedy under this Agreement, any Security Agreement, or applicable law (following the commencement of, or in connection with the discussions concerning whether to commence an Enforcement Action), or (viii) if, prior to such information having been so provided or obtained, such information was already in the Collateral Agent's possession on a non-confidential basis without a duty of confidentiality to the Company being violated.

do Agente de Garantia previstos neste Contrato, sendo certo que o Agente de Garantia informara cada uma dessas pessoas do acordado nesta Clausula e tomara providencias razoaveis para obter a anuencia de cada uma das pessoas referidas neste item (ii) com tal acordo de confidencialidade; (iii) mediante solicitacao de qualquer autoridade governamental, que tenha jurisdicao sobre o Agente de Garantia ou suas afiliadas, ou na medida necessaria para atender a qualquer ordem de qualquer tribunal ou outra autoridade governamental ou conforme exigido segundo a Lei, ficando ressalvado que o Agente de Garantia, exceto quando proibido pela Lei, notificara a Companhia de qualquer divulgacao de informacoes de acordo com este item com um prazo razoavel de antecedencia do fornecimento das informacoes exigidas; (iv) que esteja publicamente disponivel de outro modo que nao pela quebra do dever de confidencialidade ora previsto; (v) relacionada a fiscalizacao conduzida por qualquer autoridade governamental com jurisdicao competente sobre o Agente de Garantia ou suas afiliadas (na medida aplicavel);
(vi) em relacao a qualquer litigio no qual o Agente de Garantia seja parte, observado o previsto no item (ii); (vii) na medida necessaria para o exercicio, por parte do Agente de Garantia, de qualquer direito ou acao conforme o presente Contrato, qualquer Contrato de Penhor ou qualquer lei aplicavel, como consequencia do inicio de um Ato de Cobranca, ou em conexao com as discussoes sobre o seu ajuizamento; ou (viii) se, antes de tal informacao ter sido fornecida, o Agente de Garantia ja a possuisse, de forma nao sigilosa, sem violacao de um compromisso de sigilo perante a Companhia

10.15. As an essential condition to the transactions contemplated herein, in the Pledge Documents and in the Credit Instruments, and in accordance with Article 684 of the Brazilian Civil Code, each Net Group company hereby irrevocably and irretractably appoints and authorizes the Company, in accordance with Article 684 of the Brazilian Civil Code, acting on behalf and in the name of each such Net Group company, to do any and all of the following:

10.15. Como condicao essencial as operacoes contempladas neste Contrato, nos Documentos de Penhor, nos Instrumentos de Divida e de acordo com o Artigo 684 do Codigo Civil Brasileiro, cada uma das sociedades do Grupo Net, atraves do presente contrato, nomeia e constitui, de forma irrevogavel e irretratavel, a Companhia, conforme identificado no preambulo deste Contrato, como sua bastante procuradora para, agindo em nome de cada uma das sociedades do Grupo Net, adotar qualquer das seguintes medidas:

(a) to take all actions on its behalf and to exercise such powers and discretion as are delegated to it hereunder, under the Pledge Documents and the Credit Instruments, in accordance with the terms thereof, together with such powers and

(a) adotar quaisquer medidas em nome de cada uma das sociedades do Grupo Net, e exercer os poderes e as decisoes em relacao aos Documentos de Penhor e dos Instrumentos de Divida, da forma como outorgados a Companhia pelo presente Contrato e discretion as are reasonably incidental thereto, to the fullest extent possible under applicable law;

pelos Documentos de Penhor, bem como exercer todos os demais poderes e decisoes necessarias para o fiel cumprimento do mandato, respeitada a legislacao aplicavel.

(b) to act as its attorney-in-fact with any and all powers required for the purposes of exercising its rights in connection with the Collateral on which a Lien, as defined in the relevant Credit Instrument, exists, or is purported to exist, including the powers to represent it before the Agencia Nacional de Telecomunicacoes - ANATEL, the Conselho Administrativo de Defesa Economica - CADE, and any and all Registries of Deeds and Documents (Registros de Titulos e Documentos), Real Estate Registries (Registros de Imoveis) and Boards of Trade (Juntas Comerciais);

(b) agir como procuradora com todos e quaisquer poderes necessarios para exercer os direitos relativos a Garantia sobre a qual recaia ou venha a recair algum onus, conforme definido no respectivo Instrumento de Divida, incluindo os poderes para alienar a Garantia de acordo com o disposto nos Contratos de Penhor, e, para representar cada uma das sociedades do Grupo Net junto a Agencia Nacional de Telecomunicacoes - Anatel, o Conselho Administrativo de Defesa Economica - CADE e quaisquer Registros de Titulos e Documentos, Registro de Imoveis e Juntas Comerciais;

(c) to act as its attorney-in-fact with any and all powers required for the purposes of exercising its rights in connection herewith, with the Pledge Documents and the Credit Instruments, including the necessary powers to allow the Company to contract attorneys to represent such Net Group company before any court, tribunal or arbitration board, being understood

(c) atuar como procuradora com todos e quaisquer poderes necessarios para exercer os direitos oriundos deste Contrato, dos Documentos de Penhor e Instrumentos de Divida, inclusive os poderes necessarios para permitir que a Companhia contrate advogados para representar tal sociedade do Grupo Net perante qualquer corte, tribunal ou corte de arbitragem, ficando certo e that each such Net Group company hereby expressly authorizes the Company to grant to such attorney(s) any and all ad judicia et extra powers that shall be required under the applicable legislation to assure the valid representation of the Net Group Company interests before any court, tribunal or arbitration board;

ajustado que tal sociedade do Grupo Net, atraves do presente Contrato, autoriza expressamente a Companhia a outorgar a tais advogados todos e quaisquer poderes ad judicia et extra necessarios, segundo a legislacao aplicavel, para garantir a representacao dos interesses das sociedades do Grupo Net perante qualquer corte, tribunal ou corte de arbitragem;

(d) to act as its attorney-in-fact for the purpose of receiving any judicial or extra-judicial notification addressed to it or any service of process; and

(d) atuar como procuradora para o fim de receber qualquer notificacao judicial ou extra-judicial enderecada a cada sociedade do Grupo Net ou quaisquer citacoes e intimacoes judiciais; e

(e) to act as its attorney-in-fact with any and all powers necessary to execute, deliver and, if necessary, register (i) any Term of Adhesion in accordance with the Pledge Documents, and (ii) any document, notification, waiver, compliance certificate, release, amendment, Collateral release and, if necessary, release of any lien on collateral according with the terms and conditions of the Pledge Documents.

(e) atuar como procuradora com todo e qualquer poder necessario para o fim de executar, entregar e, quando necessario, registrar (i) qualquer Termo de Adesao de acordo com os termos e condicoes dos Documentos de Penhor; e (ii) qualquer documento, comunicacao, renuncia, declaracao de cumprimento, instrumento de quitacao, aditamento, dispensa e/ou liberacao de Garantia e, se necessario, liberacao de qualquer onus que grave as garantias, de acordo com os termos e condicoes dos Documentos de Penhor.

(f) to take action on its behalf and to exercise such powers and discretion hereunder, under the Pledge

(f) atuar em seu nome com o fim de exercer quaisquer poderes ou discricionariedades de acordo com o

Documents and the Credit Instruments, as are conferred to it by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

presente acordo, os Documentos de Penhor e os Instrumentos de Credito, conforme outorgados nos seus respectivos termos, bem como os poderes e discricionariedades inerentes a tais poderes.

XI. GOVERNING LAW AND JURISDICTION

XI. LEI DE REGENCIA E FORO

11.1. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of Brazil.

11.1 Este Contrato devera ser regido, interpretado e executado de acordo com as leis vigentes no Brasil.

11.2. This Agreement shall be executed in the English and Portuguese languages. Should there be any inconsistency between the English version and the Portuguese version, the Portuguese version shall prevail.

11.2. Este Contrato devera ser firmado nas linguas inglesa e portuguesa. Se houver qualquer inconsistencia entre a versao em ingles e a versao em portugues, a versao em portugues devera prevalecer.

11.3. The parties elect the Courts of the Judicial District of Sao Paulo, State of Sao Paulo, as the only one that is competent to resolve any issues arising out of or relating to this Agreement, to the exclusion of any other court, no matter how privileged it may be.

11.3. As partes elegem o foro da Comarca de Sao Paulo, Estado de Sao Paulo, como
o unico foro competente para dirimir todas as questoes oriundas ou relacionadas a este Contrato, a exclusao de qualquer outro foro, por mais privilegiado que seja.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers in the presence of the two (2) witnesses.

E, por estarem justas e contratadas, as Partes, obrigando-se por si e sucessores, assinam o presente Contrato, na presenca de 2 (duas) testemunhas abaixo assinadas.

Intercreditor Agreement dated as of [  ], 2004

Sao Paulo, [  ]

PELOS CREDORES TITULARES DE DEBENTURES DA QUARTA EMISSAO DE DEBENTURES

P.___________________________________
PLANNER CORRETORA DE VALORES S.A.
Nome:
Cargo:

PELOS CREDORES DETENTORES DE NOTAS GARANTIDAS SENIORES DA NET SUL E DA
MULTICANAL

P._________________________________________________
The Bank of New York
Nome:
Cargo:

DEMAIS CREDORES

_________________________________________________________
[CREDOR]
Nome:
Cargo:

AGENTE DE GARANTIA

_______________________________________
BANCO ITAU S.A.
Nome:
Cargo:

COMPANHIA

_______________________________________
NET SERVICOS DE COMUNICACAO S.A.
Nome:
Cargo:

                                  SUBSIDIARIAS

ALNOR ALUMINIO DO NORTE LTDA.
ALNOR ALUMINIO DO NORTE LTDA.
ANTENAS COMUNITARIAS BRASILEIRAS LTDA.
ANTENAS COMUNITARIAS BRASILEIRAS LTDA.
CABODINAMICA TV CABO SAO PAULO S.A.
CABODINAMICA TV CABO SAO PAULO S.A.
CMA PARTICIPACOES S.A.
CMA PARTICIPACOES S.A.
DABNY, L.L.C.
DABNY, L.L.C.
DR EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA.
DR EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA.
HORIZONTE SUL COMUNICACOES LTDA.
HORIZONTE SUL COMUNICACOES LTDA.

JONQUIL VENTURES LIMITED
JONQUIL VENTURES LIMITED
MULTICANAL TELECOMUNICACOES S.A.
MULTICANAL TELECOMUNICACOES S.A.
NET ANAPOLIS LTDA.
NET ANAPOLIS LTDA.
NET ARAPONGAS LTDA.
NET ARAPONGAS LTDA.
NET BAURU LTDA.
NET BAURU LTDA.
NET BELO HORIZONTE LTDA.
NET BELO HORIZONTE LTDA.
NET BRASILIA LTDA.
NET BRASILIA LTDA.
NET CAMPINAS LTDA.
NET CAMPINAS LTDA.
NET CAMPO GRANDE LTDA.
NET CAMPO GRANDE LTDA.
NET CURITIBA LTDA.
NET CURITIBA LTDA.
NET FLORIANOPOLIS LTDA.
NET FLORIANOPOLIS LTDA.
NET FRANCA LTDA.
NET FRANCA LTDA.
NET GOIANIA LTDA.
NET GOIANIA LTDA.
NET INDAIATUBA LTDA.
NET INDAIATUBA LTDA.
NET JOINVILLE LTDA.
NET JOINVILLE LTDA.
NET LONDRINA LTDA.
NET LONDRINA LTDA.
NET MARINGA LTDA.
NET MARINGA LTDA.
NET PARANA COMUNICACOES LTDA.
NET PARANA COMUNICACOES LTDA.
NET PIRACICABA LTDA.
NET PIRACICABA LTDA.
NET RECIFE LTDA.
NET RECIFE LTDA.
NET RIBEIRAO PRETO S.A.
NET RIBEIRAO PRETO S.A.
NET RIO S.A.
NET RIO S.A.
NET SAO CARLOS S.A.
NET SAO CARLOS S.A.
NET SAO JOSE DO RIO PRETO LTDA.
NET SAO JOSE DO RIO PRETO LTDA.
NET SAO PAULO LTDA.
NET SAO PAULO LTDA.
NET SOROCABA LTDA.
NET SOROCABA LTDA.
NET SUL COMUNICACOES LTDA.
NET SUL COMUNICACOES LTDA.
REYC COMERCIO E PARTICIPACOES LTDA.
REYC COMERCIO E PARTICIPACOES LTDA.
TV CABO DE CHAPECO LTDA.

LTDA.

TV VIDEO CABO DE BELO HORIZONTE S.A.

LTDA.

TV VIDEO CABO DE BELO HORIZONTE S.A.

__________________________________________

Nome:
Cargo:

AGENTE FIDUCIARIO

__________________________________________
PLANNER CORRETORA DE VALORES S.A.
Nome:
Cargo:

                                       SCHEDULE 1 TO THE INTERCREDITOR AGREEMENT

       LIST OF THE COMPANY SUBSIDIARIES THAT ARE PARTIES TO THIS AGREEMENT

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited company with its headquarters in the City of Manaus, State of Amazonas, at Rua Emilio Moreira 1672, Altos, Praca 14 de Janeiro, enrolled in C.N.P.J. under No. 34.534.750/0001-65, herein represented according to its Articles of Association;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited company with its headquarters in the City of Blumenau, State of Santa Catarina, at Avenida Brasil No. 60, Ponta Aguda, enrolled in C.N.P.J. under No. 79.375.606/0001-61, herein represented according to its Articles of Association;

CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, 1.356, Chacara Santo Antonio, enrolled in C.N.P.J. under No. 65.516.254/0001-02, herein represented according to its Bylaws;

CMA PARTICIPACOES S.A., a Brazilian company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Verbo Divino, 1.356, Chacara Santo Antonio, enrolled in C.N.P.J. under No. 31.959.356/0001-80, herein represented according to its Bylaws;

DABNY, L.L.C., a limited liability company organized and existing under the laws of Delaware, with its headquarters at c/o The Corporation Trust Company, Corporation Trust Centre, 1209 Orange Street, Wilmington, New Castle County,

Delaware, 19801, herein represented according to its Limited Liability Company Agreement dated January 13, 1995 (as amended, supplemented or modified later);

JONQUIL VENTURES LIMITED, company duly organized and existing under the laws of the British Virgin Islands, with its headquarters at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands, herein represented according to its Memorandum and Articles of Association;

MULTICANAL TELECOMUNICACOES S.A., a Brazilian company with its headquarters in the City of Sao Paulo - SP, at Rua Verbo Divino No. 1356 - 1st floor - part, CEP 04719-002, Chacara Santo Antonio, enrolled in C.N.P.J. under No.
31.963.481/0001-64, herein represented according to its Bylaws;

NET BELO HORIZONTE LTDA., a Brazilian limited company with its headquarters in the City of Belo Horizonte, State of Minas Gerais, at Avenida Renascenca No. 515, Renascenca, CEP 31160-000, enrolled in C.N.P.J. under No.
38.738.308/0001-01, herein represented according to its Articles of Association;

NET BRASILIA LTDA., a Brazilian limited company with its headquarters in Brasilia, Federal District, SIG/Sul, Quadra 01, No. 725, CEP 70000-000, enrolled in C.N.P.J. under No. 26.499.392/0001-79, herein represented according to its Articles of Association;

NET LONDRINA LTDA., a Brazilian limited company with its headquarters in the City of Londrina, State of Parana, at Rua Santos, 737, Centro, enrolled in C.N.P.J. under No. 80.924.459/0001-10, herein represented according to its Articles of Association;

NET RIO S.A., a Brazilian company with its headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Vilhena de Moraes, 380, Block 02, Room 201, 3rd Floor, Barra da Tijuca, enrolled in C.N.P.J. under No.
28.029.775/0001-09, herein represented according to its Bylaws;

TV CABO DE CHAPECO LTDA., a Brazilian limited company with its headquarters in the City of Chapeco, State of Santa Catarina, at Avenida Nereu Ramos, 237 E room 01, enrolled in C.N.P.J. under No00.647.530/0001-26, herein represented according to its Articles of Association;

TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian company with its headquarters in the City of Belo Horizonte, State of Minas Gerais, at Avenida Renascenca, 505, enrolled in C.N.P.J. under No. 64.195.522/0001-79, herein represented according to its Bylaws;

NET RECIFE LTDA., a Brazilian limited company with its headquarters in the City of Recife, State of Pernambuco, at Rua Francisco Alves No. 100, CEP 50070-490, Bairro da Ilha do Leite, enrolled in C.N.P.J. under No. 08.828.469/0001-25, herein represented according to its Articles of Association;

NET SAO PAULO LTDA., a Brazilian limited company with its headquarters in the City of Sao Paulo, State ofSao Paulo, at Rua Verbo Divino No. 1.356, terreo, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, enrolled in C.N.P.J. under No. 65.697.161/0001-21, herein represented according to its Articles of Association;

NET CAMPINAS LTDA., a Brazilian limited company with its headquarters in the City of Campinas, State of Sao Paulo, at Rua Jasmim No. 610, CEP 13.807-520, Chacara Primavera, enrolled in C.N.P.J. under No. 61.698.510/0001-79, herein represented according to its Articles of Association;

NET INDAIATUBA LTDA., a Brazilian limited company with its headquarters in the City of Indaiatuba, State of Sao Paulo, at Rua 11 de junho de No.1.849/1.853, Vila Victoria, CEP 13.330-050, enrolled in C.N.P.J. under No.
58.393.695/0001-07, herein represented according to its Articles of Association;

NET FRANCA LTDA., a Brazilian limited company with its headquarters in the City of Franca, State of Sao Paulo, at Rua Carmen Irene Batista No. 2.837, Jardim

Samello, CEP 14405-135, enrolled in C.N.P.J. under No. 60.348.414/0001-38, herein represented according to its Articles of Association;

NET SUL COMUNICACOES LTDA., a Brazilian limited company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 73.676.512/0001-46, herein represented according to its Articles of Association;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited company with its headquarters in the City of Porto Alegre - RS, at Rua Silveiro No. 1111, Morro Santa Teresa, CEP 90850-000, enrolled in C.N.P.J. under No. 93.088.342/0001-96, herein represented according to its Articles of Association;

NET JOINVILLE LTDA., a Brazilian limited company with its headquarters in the City of Joinville, State of Santa Catarina, at Avenida Procopio Gomes No. 419, Bucaren, CEP 89202-300, enrolled in C.N.P.J. under No. 85.271.898/0001-95, herein represented according to its Articles of Association;

NET FLORIANOPOLIS LTDA., a Brazilian limited company with its headquarters in the City of Florianopolis, State of Santa Catarina, at Avenida Rio Branco No. 808, Centro, CEP 88015-202, enrolled in C.N.P.J. under No. 72.461.072/0001-47, herein represented according to its Articles of Association;

NET MARINGA LTDA., a Brazilian limited company with its headquarters in the City of Maringa, State of Parana, at Avenida Nobrega No. 494, Zona 04, CEP 87013-330, enrolled in C.N.P.J. under No. 81.712.416/0001-34, herein represented according to its Articles of Association;

NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited company with its headquarters in the City of Sao Jose do Rio Preto, State of Sao Paulo, at Rua Lafaiete Spinola de Castro No. 1922, Boa Vista, CEP 15025-510, enrolled in C.N.P.J. under No. 69.082.832/0001-09, herein represented according to its Articles of Association;

NET PIRACICABA LTDA., a Brazilian limited company with its headquarters in the City of Piracicaba, State of Sao Paulo, at Avenida Independencia No. 3552, Alemaes, CEP 13416-230, enrolled in C.N.P.J. under No. 64.592.116/0001-40, herein represented according to its Articles of Association;

NET GOIANIA LTDA., a Brazilian limited company with its headquarters in the City of Goiania, State of Goias, at Rua 15, Quadra j-15, Lote 08, No. 970, Setor Marista, CEP 74000-000, enrolled in C.N.P.J. under No. 33.659.475/0001-43, herein represented according to its Articles of Association;

NET CAMPO GRANDE LTDA., a Brazilian limited company with its headquarters in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena No. 3.004, CEP 79002-075, Centro, enrolled in C.N.P.J. under No. 24.615.965/0001-57, herein represented according to its Articles of Association;

NET SOROCABA LTDA., a Brazilian limited company with its headquarters in the City of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre No. 1.074, corner with Rua Pedro Molina No. 81, Parque Campolim, CEP 18047-000, enrolled in C.N.P.J. under No. 64.637.903/0001-60, herein represented according to its Articles of Association;

NET SAO CARLOS S.A., a Brazilian company with its headquarters in the City of Sao Carlos, State of Sao Paulo, at Avenida Dr. Carlos Botelho, No. 1.986, enrolled in C.N.P.J. under No. 57.724.759/0001-34, herein represented according to its Bylaws;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited company with its headquarters in the City of Porto Alegre, State of Rio Grande do Sul, at Rua Silveiro, No. 1.111, part, enrolled in C.N.P.J. under No. 94.319.209/0001-66, herein represented according to its Articles of Association;

NET PARANA COMUNICACOES LTDA., a Brazilian limited company with its headquarters in the City of Curitiba, State of Parana, at Rua Paulo Graeser

Sobrinho, No. 557, Merces, enrolled in C.N.P.J. under No. 84.922.681/0001-35, herein represented according to its Articles of Association;

NET CURITIBA LTDA., a Brazilian limited company with its headquarters in the City of Curitiba, State of Parana, at Rua Mamore No. 340, enrolled in C.N.P.J. under No. 82.342.833/0001-03, herein represented according to its Articles of Association;

NET ARAPONGAS LTDA., a Brazilian limited company with its headquarters in the City of Arapongas, State of Parana, at Rua Marabu, No. 542, enrolled in C.N.P.J. under No. 81.897.118/0001-66, herein represented according to its Articles of Association;

NET RIBEIRAO PRETO S.A., a Brazilian company with its headquarters in the City of Ribeirao Preto, State of Sao Paulo, at Avenida Nove de Julho, No. 1.266, enrolled in C.N.P.J. under No. 64.807.456/0001-40, herein represented according to its Bylaws;

NET BAURU LTDA., a Brazilian limited company with its headquarters in the City of Bauru, State of Sao Paulo, at Avenida Duque de Caxias, No. 466, enrolled in C.N.P.J. under No. 64.083.561/0001-84, herein represented according to its Articles of Association;

NET ANAPOLIS LTDA., a Brazilian limited company with its headquarters in the City of Anapolis, State of Goias, at Rua Senai, No. 179, enrolled in C.N.P.J. under No. 33.584.277/0001-68, herein represented according to its Articles of Association; and

REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited company with its headquarters in the City of Sao Jose, State of Santa Catarina, at Rua Francisco Jose Ferreira, No. 101, enrolled in C.N.P.J. under No. 95.853.263/0001-50, herein represented according to its Articles of Association.

                                       SCHEDULE 2 TO THE INTERCREDITOR AGREEMENT

List of Creditors

(1) PLANNER CORRETORA DE VALORES S.A., a joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 2.439, 11th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under n(0). 00.806.535/0001-54, , representing, as fiduciary agent and proxy of the Securities of the Forth Public Issue of Debentures, Not Convertible Into Shares, with Collateral Guarantee and Suretyship, of Net Servicos de Comunicacao S.A., in this act represented jointly by the owners of the Debentures by Banco Itau S.A., as Collateral Agent;.

(2) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of owners of the Net Sul Notes (according to the Creditors Agreement) in this act represented jointly by the owners of Net Sul Notes and by Banco Itau S.A., as Collateral Agent;

(3) THE BANK OF NEW YORK, a financial institution with its headquarters in New York, at Braclay Street, 101, New York, Ny, 10286, as Trustee of the owners of the Company Notes, (according to the Creditors Agreement) in this act represented jointly by the owners of the Company Notes and by Banco Itau S.A., as Collateral Agent;

(4) BANCO DO BRASIL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(5) BANCO ITAU BBA S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city of Sao Paulo, in Sao Paulo State, at Praca Alfredo Egydio de Souza Aranha, 100 - Torre Conceicao - 9th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0) 17.298.092/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(6) BANKBOSTON BANCO MULTIPLO S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(7) BANCO BRASCAN S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city of Rio de Janeiro, at Avenida Almirante Barroso, 52 30th floor, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0) 33.923.111/0001-29, represented by Banco Itau S.A., as Collateral Agent;

(8) UNIBANCO - UNIAO DE BANCOS BRASILEIROS S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city and State of Sao Paulo, at Avenida Eusebio Matoso, 891, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0) 33.700.394/0001-40, represented by Banco Itau S.A., as Collateral Agent;

(9) BANCO DO ESTADO DO RIO GRANDE DO SUL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(10) MARATHON FUND, L.P., a financial institution duly organized and existing according to the laws of [ ], with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

(11) BANCO UNICO S.A., new corporate name of Banco BNL do Brasil S.A., a financial institution duly organized and existing according to the laws of Federative Republic of Brazil, with its heaquarters in the city and State of Sao Paulo, at Av. Paulista, 1.963, enrolled in the National Register of Legal Entities (C.N.P.J./MF) under n(0) 00.086.413/0001-30, represented by Banco Itau S.A., as Collateral Agent;

(12) BANCO DE CREDITO NACIONAL S.A., a financial institution duly organized and existing according to the laws of Brazil, with its heaquarters in [ ], represented by Banco Itau S.A., as Collateral Agent;

                                       SCHEDULE 3 TO THE INTERCREDITOR AGREEMENT

                                DEBT INSTRUMENTS

(1) INDENTURE FOR THE FOURTH PUBLIC ISSUE OF DEBENTURES NOT CONVERTIBLE INTO SHARES WITH COLLATERAL GUARANTEE AND SURETYSHIP, BY NET SERVICOS DE
      COMUNICACAO S.A. dated as of [..../..../....] with Planner Corretora de
      Valores S.A. (Trustee), in the amount of [.....];

(2)   SECURITY INDENTURE FOR NET SUL COMUNICACOES LTDA., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$[ ] 7.0% SENIOR SECURED NOTES DUE 2009 AND THE U.S.$[ ] SENIOR
      SECURED FLOATING RATE NOTES DUE 2009 dated as of [..../..../....] and connected instruments, as such: PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Marathon Fund, L.P.] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [UBS], in the amount of [....], PRIVATE INSTRUMENT
      OF DEBT Confession, dated as of [..../..../....] with [JP Morgan] in the amount of [....] and PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Banco do Espirito Santo - BES] in the amount of
      [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of
      [..../..../....] with [Cargill] in the amount of [....], PRIVATE
      INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Banco do
      Brasil] in the amount of [....], PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with [Moneda] in the amount of [....];

(3)   SECURITY INDENTURE FOR NET SERVICOS DE COMUNICACAO S.A., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), RELATIVE
      TO US$76,593,068 7.0% SENIOR SECURED NOTES DUE 2009;

(4)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(5)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(6) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco do Itau BBA S.A. in the amount of R$ 61,144,097.23 and corresponding to the Common Terms Agreement;

(7) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,509,403.14 and corresponding to the Common Terms Agreement;

(8) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,039,613.40 and corresponding to the Common Terms Agreement;

(9)   PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(10)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(11)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(12) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 27/12/2004 with Banco Brascan S.A. in the amount of R$ 19,270,986.76 and corresponding to the Common Terms Agreement;

(13) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 103,988,711.06 and corresponding to the Common Terms Agreement;

(14) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 368,951.88 and corresponding to the Common Terms Agreement;

(15) PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of 28/12/2004 with Banco Unico S.A. in the amount of R$ 20,541,104.80 and corresponding to the Common Terms Agreement;

(16)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Marathon Fund, L.P. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

(17)  PRIVATE INSTRUMENT OF DEBT CONFESSION, dated as of [..../..../....] with
      Banco de Credito Nacional S.A. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

                                       SCHEDULE 4 TO THE INTERCREDITOR AGREEMENT

    COPY OF THE ASSET PLEDGE AGREEMENT WITH AN AMICABLE SALE CLAUSE AND OTHER
                                    COVENANTS

                                     SCHEDULE 5-I TO THE INTERCREDITOR AGREEMENT

     COPY OF THE RECEIVABLES PLEDGE AGREEMENT WITH AN ENFORCEMENT CLAUSE OF
                               NET SAO PAULO LTDA.

                                    SCHEDULE 5-II TO THE INTERCREDITOR AGREEMENT

       COPY OF THE RECEIVABLES PLEDGE AGREEMENT WITH AN ENFORCEMENT CLAUSE
                               OF NET NET RIO S.A.

                                     SCHEDULE 6-I TO THE INTERCREDITOR AGREEMENT

    COPY OF THE SHARE PLEDGE AGREEMENT WITH AN AMICABLE SALE CLAUSE AND OTHER
                                    COVENANTS

                                    SCHEDULE 6-II TO THE INTERCREDITOR AGREEMENT

    COPY OF THE QUOTA PLEDGE AGREEMENT WITH AN AMICABLE SALE CLAUSE AND OTHER
                                    COVENANTS

                                       SCHEDULE 7 TO THE INTERCREDITOR AGREEMENT

Model of Term of Adhesion

                                TERM OF ADHESION

This Term of Adhesion, dated [    ] (the "TERM"), is entered into by and between
the parties below (the "PARTIES"):

      (a) NET SERVICOS DE COMUNICACAO S.A., a joint-stock company with its headquarters in the City and State of Sao Paulo, at Rua Verbo Divino, 1356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented
pursuant to its Bylaws by its officers, MesMessrs. [      ] and [      ];

      (b) The Company's subsidiaries listed on "Schedule A" to this Term (the "SUBSIDIARIES" and collectively with the Company, the "NET GROUP"), herein represented by the Company;

      (c) Banco ITAU S.A., a financial institution with its headquarters in the City and State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, in the capacity of collateral agent (the "COLLATERAL AGENT"), herein represented pursuant to its Bylaws;

      (d) Each of the financial institutions listed and identified on "Schedule B" to this Term (the "Creditors"), herein represented by the Collateral Agent; and

      (e) [      ], a financial institution with its headquarters in the City of
[      ], State of [      ], at [      ], enrolled in the National Register of
Legal Entities (C.N.P.J.) under No. [      ] (the "Joining Creditor"),

WHEREAS:

(a) The Company, the Subsidiaries mentioned in each of the agreements listed below, the Collateral Agent, on its own behalf and on behalf of the creditors mentioned in the agreements below, and the Creditors, as applicable, have executed the following agreements:

      (i) The Intercreditor Agreement, dated [      ];

      (ii) The Receivables Pledge Agreement with an Enforcement Clause, dated
      [ ], referring to the receivables and credit rights of Net Sao Paulo Ltda. and the Receivables Pledge Agreement with an Enforcement Clause dated [ ], referring to the receivables and credit rights of Net Rio S.A. ("RECEIVABLES PLEDGE AGREEMENTS");

      (iii) The Share Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("SHARE PLEDGE AGREEMENT");

      (iv) The Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("QUOTA PLEDGE AGREEMENT"); and

      (v) The Asset Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("ASSET PLEDGE AGREEMENT", collectively with the Receivables Pledge Agreements, the Share Pledge Agreement, the Quota Pledge Agreement and the Intercreditor Agreement, the "PLEDGE Documents");

(b) The Pledge Documents allow for the adhesion of new creditors of the Net Group, subject to the rules and restrictions of the Debt Instruments (as defined in the Pledge Documents);

(c) On [       ], the Joining Creditor entered into with [       ](1), the [loan
agreement] (the "NEW DEBT INSTRUMENT")

(d) The Joining Creditor wishes to adhere to the Pledge Documents, in order to share with the Creditors the guarantees granted by the Net Group by means of the Pledge Documents, subject to all the terms and conditions set out therein, to the effect that the Pledge Documents also secure the obligations of the Net Companies ensuing from the New Debt Instrument; and

(e) The Net Group represents and warrants that this adhesion of the Joining Creditor is made strictly in accordance with the terms and conditions of the Debt Instruments (as defined in the Pledge Documents) and of the Pledge Documents.

----------
(1) Include name of the Net Companies that are parties to the new Credit Instrument.

NOW THEREFORE, the Parties resolve to enter into this Term, which shall be governed by the following terms and conditions:

1. - Upon execution of this Term, the Joining Creditor declares to be totally aware of each of the Pledge Documents, to which it hereby adheres without any restrictions, and irrevocably and irreversibly undertakes to comply with all the terms, conditions and obligations established therein. Accordingly, the Pledge Documents will also secure the obligations assumed by the Net Companies as a result of the New Credit Instrument.

2. - For all purposes and effects of the Pledge Documents, the Joining Creditor shall have the same rights and obligations as the other Creditors under the Pledge Documents , without any reservations and/or limitations except those expressly set forth in the Intercreditor Agreement.

3. - As an essential condition for the transactions contemplated in this Term, the Pledge Documents, the Debt Instruments and in accordance with Article 684 of the Brazilian Civil Code, the Joining Creditor hereby irrevocably and irreversibly appoints and constitutes the Collateral Agent, as further identified in the preamble of this Term, as its attorney-in-fact to take any and all of the following measures, acting on behalf of the Joining Creditor:

      (a) to take any actions on behalf of the Joining Creditor, as Collateral Agent, and to exercise such powers and decisions under the Pledge Documents as are delegated to it by this Term and the Pledge Documents, as well as to exercise all other powers and decisions required for the full compliance with this instrument, subject to applicable law;

      (b) to act as its attorney-in-fact with any and all powers required for the exercise of the rights relating to the Collateral in connection with which any lien is or may be created, as defined in the relevant Debt Instrument, including the power to dispose of the Collateral according to the provisions of the Pledge Agreements, and to represent the Creditors before the National Telecommunications Agency - Anatel, the Administrative

Economic Defense Council - CADE and any Registries of Deeds and Documents, Real Estate Registries and Boards of Trade.

      (c) to act as its attorney-in-fact with any and all powers required for the exercise of its rights ensuing from this Term or the Pledge Documents, including the necessary powers to allow the Collateral Agent to retain attorneys to represent the Joining Creditor before any court, tribunal or arbitration court, it being certain and agreed that the Joining Creditor hereby expressly authorizes the Collateral Agent to grant to such attorneys any and all ad judicia et extra powers that shall be required under the applicable legislation to assure the valid representation of the Joining Creditors' interests before any court, tribunal or arbitration court;

      (d) to act as attorney-in-fact for the purpose of receiving any judicial or extrajudicial notice addressed to the Joining Creditor, or any summons and service of process; and

      (e) to act as attorney-in-fact with any and all powers required for the purpose of executing, delivering and, to the extent necessary, registering (i) any Term of Adhesion according to the terms and conditions of this Term and the Pledge Agreements, and (ii) any document, notice, waiver, declaration of compliance, instrument of release, amendment, discharge and/or release of guarantees and, if necessary, release of any liens on the Collateral, according to the terms and conditions set out in this Term and the Transaction Documents.

4. - This Term of Adhesion shall be deemed to be an integral part of the Intercreditor Agreement and of the other Pledge Documents on the date that this Term of Adhesion is filed with the Registries of Deeds and Documents and with the Real Estate Registration Offices. In order for the Term of Adhesion to be effective and be considered as an integral part of the Intercreditor Agreement and of the Pledge Agreements, the Joining Creditor shall register it at the competent Registry of Deeds and Documents and Real Estate

Registry and shall, within at most 5 (five) business days of the date of said registration send certified copies evidencing such registration to the Collateral Agent and Net Servicos.

5. - This Term shall be signed in the same number of counterparts as each of the Pledge Documents.

5.1. - Upon execution of this Term, the Parties expressly agree that each of the Pledge Documents was automatically amended to reflect the adhesion of the Joining Creditor and the New Debt Instrument. For such purpose, the Parties agree that the exhibits of each of the Pledge Documents listed below is hereby supplemented by the documents attached hereto, as indicated below:

      (a) "Schedule 2" to the Intercreditor Agreement, "Schedule 2" to the Asset Pledge Agreement, "Schedule 2" to the Share Pledge Agreement, "Schedule 2" to the Quota Pledge Agreement and "Schedule 2" to the Receivables Pledge Agreements are supplemented by "Schedule 2" to this Term;

      (b) "Schedule 3" to the Intercreditor Agreement, "Schedule 3" to the Asset Pledge Agreement, "Schedule 3" to the Share Pledge Agreement, "Schedule 3" to the Quota Pledge Agreement and "Schedule 3" to the Receivables Pledge Agreements are supplemented by "Schedule 3" to this Term; and

      (c) "Schedule 6" to the Asset Pledge Agreement, "Schedule 6" to the Share Pledge Agreement, "Schedule 6" to the Quota Pledge Agreement and "Schedule 6" to the Receivables Pledge Agreements are supplemented by "Schedule 6" to this Term;

6. - As of the respective registrations of this Term, the new schedules listed in Clause 5.1 above shall be automatically considered as an integral part of each of the Pledge Documents, and: (i) the New Debt Instrument shall be deemed, for all purposes, the Debt Instrument, as defined in the Pledge Documents, (ii) the Joining Creditor shall be considered, for all due purposes, as the Creditor, as defined in the Pledge Documents, and (iii) the Collateral Agent shall consider the credit of the Joining Creditor referring to the New Debt Instrument for all purposes and effects of the Intercreditor Agreement.

7. - This Term of Adhesion shall not be deemed a novation of any of the terms and conditions of the Pledge Documents.

IN WITNESS WHEREOF, the Parties - binding themselves and their successors - sign this Term in the presence of 2 (two) undersigned witnesses.

                   Sao Paulo, [        ]

                                  NET SERVICOS DE COMUNICACAO S.A.

                                  ______________________________________________
                                  Name:                       Name:
                                  Title:                      Title:

                                  BANCO ITAU S.A.

                                  ______________________________________________
                                  Name:
                                                                  Name:
                                  Title:
                                                                  Title:

Witnesses:

1.  - ____________________________
      Name:
      Identity Card (RG):

2.  - ____________________________
      Name:
      Identity Card (RG):

                                       SCHEDULE 8 TO THE INTERCREDITOR AGREEMENT

List of Actions, Procedures, Liens, Encumbrances and Restrictions

I. JUDICIAL PROCEEDINGS

                        PLAINTIFF IN ENFORCEMENT
       OPERATOR                ACTION NO.             SUBJECT MATTER           OBSERVATIONS
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      FEDERAL GOVERNMENT                  Tax
                       1999.61.82.053713-2
                       6th Lower Court of Federal
                       Tax Enforcements
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      MUNICIPALITY                        Tax          Attachment of different
                       705.673-7/97-8                                   assets that make up the
                       1st Lower Court of                               network.
                       Municipal Tax
                       Enforcements  - SP
---------------------------------------------------------------------------------------------------
NET SAO PAULO (SANTOS  FEDERAL GOVERNMENT                  Tax
BRANCH)                2004.61.04.008510-2
                       5th Lower Federal Court in
                       Santos
---------------------------------------------------------------------------------------------------
   NET SAO JOSE RIO    STATE OF SAO PAULO                  Tax         Cable network attachment.
        PRETO          20.497/01
                       Ancillary Service of the
                       SJRPRETO Internal Revenue
---------------------------------------------------------------------------------------------------
     NET SERVICOS      FEDERAL GOVERNMENT                  Tax
                       2004.61.82.037766-7
                       5th Lower Court of Federal
                       Tax Enforcements  - SP
---------------------------------------------------------------------------------------------------
     NET SERVICOS      FEDERAL GOVERNMENT                  Tax
                       2004.61.82.051947-4
                       5th Lower Court of Tax
                       Enforcements  - SP
---------------------------------------------------------------------------------------------------
     NET SERVICOS      UNIBANCO                       Loan Agreement
                       000.02.222752-0,
---------------------------------------------------------------------------------------------------

                       16th Lower Civil Court of
                       the Central Courts  - SP
---------------------------------------------------------------------------------------------------
       NET RIO         STATE OF RIO DE JANEIRO             Tax
                       2001/100-004.229-8
                       Motion to Stay
                       Execution No.
                       2004.001.044.800-3
                       11th Rio de Janeiro
                       Internal Revenue Service.
---------------------------------------------------------------------------------------------------
       NET RIO         STATE OF RIO DE JANEIRO             Tax          Attachment of 5% of Net
                       2001/100-004.230-4                               Rios's monthly revenues.
                       11th  Rio de Janeiro
                       Internal Revenue Service.
---------------------------------------------------------------------------------------------------
       NET RIO         STATE OF RIO DE JANEIRO             Tax          Attachment of
                       2001/100-004.231-6                               Net Rio's revenues.
                       11th  Rio de Janeiro
                       Internal Revenue Service.
---------------------------------------------------------------------------------------------------
       NET             RIO STATE OF RIO DE JANEIRO         Tax
                       2003/100.000.355-8
                       11th Rio de Janeiro
                       Internal Revenue Service.
---------------------------------------------------------------------------------------------------

II. ADMINISTRATIVE PROCEEDINGS:

---------------------------------------------------------------------------------------------------
                              Tax Authority
       Operator              Proceeding No.           Subject Matter           Observations
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      Federal Revenue Office              Tax
                       AI 52385
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      Federal Revenue Office              Tax
                       AI 00503
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      Federal Revenue Office              Tax
                       AI 1998.00902-7
---------------------------------------------------------------------------------------------------
    NET SAO PAULO      08.1.81912-35                       Tax
                       Federal Revenue Office
---------------------------------------------------------------------------------------------------
    Cabodinamica       Federal Revenue Office              Tax
                       08.109000/03695/03
---------------------------------------------------------------------------------------------------

     CABODINAMICA      Federal Revenue Office              Tax
                       08.109000/03695/03
---------------------------------------------------------------------------------------------------
       NET RIO         Rio de Janeiro Internal             Tax
                       Revenue Service
                       E-04/603.358/94
                       AI n. 791.691
---------------------------------------------------------------------------------------------------
       NET RIO         Rio de Janeiro Internal             TAX
                       Revenue Service
                       E-04/146.770/97
                       AI 01.041552-9
---------------------------------------------------------------------------------------------------
       NET RIO         Rio de Janeiro Internal             TAX
                       Revenue Service.
                       AI 01.049922-6
                       E-04.177.374/98
---------------------------------------------------------------------------------------------------
       NET RIO         Rio de Janeiro Internal             Tax
                       Revenue Service
                       AI 01.053492-3
                       E-04.147.573/97
---------------------------------------------------------------------------------------------------
       NET RIO         RIO DE JANEIRO INTERNAL             Tax
                       REVENUE SERVICE.
                       E - 04/085.241/2002
                       Infraction Notice No.
                       03.007333-2
---------------------------------------------------------------------------------------------------
       NET RIO         Federal Revenue Office              Tax
                       15374.001438/99-84
---------------------------------------------------------------------------------------------------
       NET RIO         Federal Revenue Office              Tax
                       04203/02-A
---------------------------------------------------------------------------------------------------
       NET RIO         Federal Revenue Office              Tax
                       04203/02-B
---------------------------------------------------------------------------------------------------
       NET RIO         Federal Revenue Office              Tax
                       04203/02-C
---------------------------------------------------------------------------------------------------
     MULTICANAL        Federal Revenue Office              Tax
                       AI n. 15374.004005/2001-20
---------------------------------------------------------------------------------------------------
  DR (Porto Alegre)    Federal Revenue Office              Tax
                       11080.013354/2002-68
---------------------------------------------------------------------------------------------------

                       Federal Revenue Office
  DR (Porto Alegre)     11080-013.353/2002-13              Tax
---------------------------------------------------------------------------------------------------
       NET SUL         Municipality of Porto
                       Alegre 0085/98                      Tax
---------------------------------------------------------------------------------------------------
  NET BELO HORIZONTE   Federal Revenue Office              Tax
                       0610100/01055/03
---------------------------------------------------------------------------------------------------

III. AGREEMENTS:

                    Encumbered
Operator            Properties            Type of Lien    Contract benefiting from the Lien
-----------------------------------------------------------------------------------------------
NET CAMPINAS        3,073 Feet of RG/     Conditional     Financing Agreement with Transfer
                    Coaxial MT cables,    Sale            of Loan in Foreign Currency - BONY
                    year of manufacture                   signed with UNIBANCO - Uniao de
                    1998, Manufacturer                    Bancos Brasileiros S/A., filed with
                    CommScope, Inc.                       the 1st Registry of Deeds and
                                                          Documents of Campinas - SP,
                                                          microfilm No. 283301, value: US$
                                                          364,116.59
-----------------------------------------------------------------------------------------------
NET CAMPINAS        Attenuators,          Conditional     Financing Agreement with Transfer
                    Equalizers,           Sale            of Loan in Foreign Currency - BONY
                    Amplifiers and                        signed with UNIBANCO - Uniao de
                    Carcass for                           Bancos Brasileiros S/A., filed with
                    Amplifiers, year of                   the 1st Registry of Deeds and
                    manufacture 1998,                     Documents of Campinas - SP,
                    Manufacturer:                         microfilm No. 283302, value: US$
                    Scientific Atlanta,                   635,800.07
                    Inc.
-----------------------------------------------------------------------------------------------
NET CAMPINAS        Attenuators,          Conditional     Financing Agreement with Transfer
                    Equalizers,           Sale            of Loan in Foreign Currency - BONY
                    Amplifiers and                        signed with UNIBANCO - Uniao de
                    Carcass for                           Bancos Brasileiros S/A., filed with
                    Amplifiers, year of                   the 1st Registry of Deeds and
                    manufacture 1998,                     Documents of Campinas - SP,
                    Manufacturer:                         microfilm No. 283303, value: US$
                    Scientific Atlanta,                   342,868.14
                    Inc.
-----------------------------------------------------------------------------------------------

IV. NONPARTICIPATING DEBT, AS DEFINED IN THE INTERCREDITOR AGREEMENT:

                                       SCHEDULE 9 TO THE INTERCREDITOR AGREEMENT

            DEBT LIST OF NET GROUP SUBJECT TO THE RESTRUCTURING PLAN

DEBT OUTSTANDING POSITION-30/06/04

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                OUTSTANDING AMOUNT
  BORROWER         CREDIT FACILITY      CREDITOR/TRUSTEE INITAL DATE   MATURITY     ORIGINAL BORROWED AMOUNT   AS OF JUNE, 30 2004*
-----------------------------------------------------------------------------------------------------------------------------------
Net Servicos      IFC Investment(1)           IFC        30/03/1995   15/10/2004    USD        17.100.000,00        19.087.394,61


Net Servicos      Senior Guaranteed       Wells Fargo    18/06/1996   18/06/2004    USD       185.000.000,00       382.679.958,00
                       Notes(2)

Net Servicos       Working Capital         Banrisul      11/04/2001   12/04/2003    R$         25.000.000,00        35.039.026,56


Net Servicos       Working Capital            BBA        18/11/2002   18/12/2002    R$          4.647.987,16         7.561.534,35


Net Servicos     Working Capital (3)       Unibanco      30/09/2002   30/10/2002    R$         72.167.572,05       103.988.715,10


Net Servicos          Res. 63(4)              BBA        18/11/2002   18/12/2002    USD         1.949.690,89        11.486.243,27


Net Servicos          Res. 63(4)              BBA        18/11/2002   18/12/2002    USD         1.951.434,13        11.496.513,25


Net Servicos          Res. 63(4)              BBA        18/11/2002   18/12/2002    USD         1.811.880,67        10.674.359,85


Net Servicos          Res. 63(4)              BBA        18/11/2002   18/12/2002    USD         1.642.183,21         9.674.618,65


Net Servicos          Res. 63(4)              BBA        18/11/2002   18/12/2002    USD         2.674.356,44        15.755.476,33


Net Servicos       US$-CDI Swap(5)            BBA        18/11/2002   18/12/2002                                     1.250.049,10


Net Servicos           Res. 63                BNL        12/06/2002   10/12/2002    USD         7.000.000,00        23.803.595,57


Net Servicos     2nd Public Issuance    Oliveira Trust   01/12/1999   01/12/2006    R$        350.000.000,00        62.349.245,33


Net Servicos     3rd Public Issuance          SLW        01/12/2000   01/12/2003    R$        195.140.000,00       293.503.015,00


Net Campinas         Eximbank(6)              BCN        17/06/2002   16/12/2002    USD           508.209,50           218.846,18


Net Campinas         Eximbank(6)           Unibanco      13/04/1998   19/05/2003    USD           364.116,59           116.217,90


Net Campinas         Eximbank(6)           Unibanco      13/04/1998   02/06/2003    USD           635.800,07           200.346,02


Net Campinas         Eximbank(6)           Unibanco      27/04/1998   02/06/2003    USD           342.868,14           108.041,12


  Net Rio         IFC Investment(1)           IFC        30/03/1995   15/10/2004    USD         7.700.000,00         8.593.187,74


  Net Rio        Working Capital (3)        Boston       30/09/2002   30/10/2002    R$          6.733.964,16         9.703.198,56


    Reyc           Working Capital            BBA        18/11/2002   18/12/2002    R$          1.963.917,11         3.194.980,15


    Reyc           Working Capital            BBA        18/11/2002   18/12/2002    R$          1.100.686,22         1.790.641,06

    Reyc         Working Capital (3)        Boston       30/09/2002   30/10/2002    R$          3.951.962,06         5.694.516,88


    Reyc         Working Capital (7)        Brascan      29/11/2002   30/12/2002    R$         12.885.300,00        17.492.032,21

    Reyc       Fixed Rate-CDI Swap (8)      Brascan      29/11/2002   30/12/2002                                        72.182,47


    Reyc                Finimp          Banco do Brasil  16/07/2002   13/12/2002    USD         8.027.243,32        27.178.780,43


    Reyc                Finimp          Banco do Brasil  12/11/2002   06/01/2003    USD         5.268.860,92        18.244.171,42


    Reyc                Finimp          Banco do Brasil  28/11/2002   06/01/2003    USD         2.024.459,30         6.902.734,97


    Reyc               Res. 63             Santander     21/03/2003   22/04/2003    USD         2.647.571,50        11.975.032,97


     DR            Working Capital            BBA        18/11/2002   18/12/2002    R$          2.745.332,90         4.466.219,10


     DR           IFC Investment(1)           IFC        30/03/1995   15/10/2004    USD         8.000.000,00         8.927.987,09


 Net Parana             Finimp          Banco do Brasil  13/11/2002   06/01/2003    USD           136.606,00           473.140,15


 Net Parana       IFC Investment(1)           IFC        30/03/1995   15/10/2004    USD         2.200.000,00         2.455.196,53


  Net Sul        Floating Rate Notes      Wells Fargo    31/10/1997   15/10/2005    USD        48.000.000,00       161.249.666,60


  Net Sul        Floating Rate Notes      Wells Fargo    31/10/1997   15/10/2005    USD        32.000.000,00        80.835.569,97


   Vicom             Eximbank(6)            Boston       20/10/1997   15/07/2003    USD         2.125.000,00           874.960,16


   Vicom             Eximbank(6)            Boston       22/06/1998   04/08/2004    USD         3.954.285,00         3.125.632,29


   Vicom             Eximbank(6)            Boston       19/08/1999   08/08/2005    USD         2.400.000,00         3.229.618,54

   Total                                                                                                         1.365.472.645,50

----------

(1) IFC Loan currently subrogated by Globopar; Original Debt Amount only includes a line of credit

(2) Multicanal Senior Guaranteed Notes due with a 5% interest, not included at the principal amount

(3) Interest due over the contractual period adjusted at the original term date

(4) Line of Credit ref. Res. 63 covered by a US$ x CDI swap; effective interests from the line of credit of CDI + 5.0%

(5) US$-CDI Swap Contract that covered the line of credit ref. Res. 63, causing an effective rate of CDI + 5.0% per year; Ideal initial value of US$ 10,029,545.34

(6) The Outstanding Principal Amount reflects the debt balance after the committed amortizations discount; the Original Debt Amount includes the maximum loan amount allowed by the line of credit

(7) Working Capital Line of Credit covered by a Fixed Rate-CDI Swap;

(8) Fixed Rate-CDI Swap Contract that covered the Working Capital Line of Credit; ideal initial amount of R$ 12,885,300.00

* Includes the outstandig principal amount and accumulated interest not paid since March, 31st, 2004, excluding commissions or penalties, based on the information existing at the Company's books and records, without adverse effects to the owners of the respective rights of credit

Ptax 30/06/04 3,1075

                                      SCHEDULE 10 TO THE INTERCREDITOR AGREEMENT

                             CONFIDENTIALITY LETTER
                              (FREE TRANSLATION)

PRIVATE AND CONFIDENTIAL
------------------------

[DATE]

Net Servicos de Comunicacao S.A
Rua Verbo Divino, 1,356
Chacara Santo Antonio - Sao Paulo - SP - Brasil
CEP: 04719-002
Attention:  Sr. Andre Muller Borges
            Sr. Leonardo P. G. Pereira

                         Net Servicos de Comunicacao S.A
                            Confidentiality Agreement
Dear Sirs:

            We make reference to that certain Intercreditor Agreement, dated [____], 2005 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Net Servicos de Comunicacao S.A., a Brazilian sociedade por acoes (the "Company"), its Subsidiaries party thereto (as listed in Exhibit 1 thereto), the Creditors party thereto (as listed in Exhibit 2 thereto), and Banco Itau S.A., a Brazilian financial institution (the "Collateral Agent"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Intercreditor Agreement.

            Whereas we desire to have access to certain information relating to the Company, its Subsidiaries and/or their respective businesses and operations. Whereas, pursuant to the terms of Section 10.14 of the Intercreditor Agreement, it is a condition precedent to us having access to such information that we enter into this letter agreement with the Company. Therefore, we hereby agree as follows:

     1.     We hereby represent and warrant to the Company that:

                 (a) we are not a Competitor; and

                 [(b) we are a Restructuring Creditor holding Secured
            Obligations in an outstanding principal amount that, if no amortization has occurred, would reflect an amount of at least US$1,000,000 (or the Applicable

            Brazilian Currency Equivalent) as of the date such Secured Obligations were first issued.]1

                 [(b) we are the [transferee][potential transferee] 2 of a
            Creditor with respect to Secured Obligations in an outstanding principal amount that, if no amortization has occurred, would reflect an amount of at least US$1,000,000 (or the Applicable Brazilian Currency Equivalent) as of the date such Secured Obligations were first issued.] 3

      2. We hereby agree to keep confidential any information (a) provided to us by or on behalf of the Company, any of its Subsidiaries and/or the Collateral Agent pursuant to or in connection with any Security Agreement and/or the Intercreditor Agreement or (b) otherwise obtained by us from the Company and/or any of its Subsidiaries, in either case that is identified by the Company as confidential at the time of delivery either to us or the Collateral Agent, provided that nothing herein shall prevent us from disclosing any such information (i) if we are a Creditor, to any potential purchaser or transferee of Secured Obligations held by us in an outstanding principal amount that, if no amortization has occurred, would reflect an amount of at least US$1,000,000 (or the Applicable Brazilian Currency Equivalent) as of the date such Secured Obligations were first issued, and which agrees, in a letter addressed to the Company in the form attached to the Intercreditor Agreement as Exhibit 10, to keep such information confidential on the terms set forth in such form letter, provided that no such information shall be provided by us to (x) any Person until at least five Business Days have passed since the date on which written notice of the initial disclosure to such person has been given to the Company by us (which notice shall specify the name and address of such Person) or (y) any Person that is, and is identified by the Company to the Collateral Agent as, a Competitor, (ii) to our affiliates and our employees, officers, directors, agents, attorneys, accountants and other professional advisors to the extent that disclosure thereto is reasonably appropriate in connection with our performance of our duties and obligations under the Intercreditor Agreement, provided that no such information shall be provided by us to any Person that is, and is identified by the Company to the Collateral Agent as, a Competitor and provided further that we shall inform each such Person of the agreement under this letter agreement and take reasonable steps to cause compliance by any such Person referred to in this clause (ii) with this letter agreement, (iii) upon the request or demand of any governmental authority having jurisdiction over us or our affiliates or to the extent required in response to any order of any court or other governmental authority or as shall

---------------------------
1    NOTE: DELETE AS APPLICABLE

2    NOTE: DELETE AS APPLICABLE

3    NOTE: DELETE AS APPLICABLE
otherwise be required pursuant to any Requirement of Law, provided that we shall, unless prohibited by any requirement of law, notify the Company of any disclosure pursuant to this clause within a reasonable period prior to making such disclosure, (iv) which is publicly available other than as a result of a breach of the confidentiality requirements described herein, (v) in connection with periodic regulatory examinations and reviews conducted by any governmental authority having jurisdiction over us or our affiliates (to the extent applicable), (vi) in connection with any litigation to which we may be a party, subject to the proviso in clause (ii), or (vii) if, prior to such information having been so provided or obtained, such information was already in our possession on a non-confidential basis without a duty of confidentiality to the Company being violated.

       3. We hereby agree that money damages would not be a sufficient remedy for any breach of this letter agreement by us and that in addition to all other remedies the Company may be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach, it being understood that, for the purpose of seeking a preliminary injunction or performance, proof of actual damages will not be necessary.

       4. This letter agreement contains the entire agreement between you and us concerning the subject matter hereof. No amendment, modification or discharge of this letter agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and signed by you and us. Any such waiver by the Company shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the Company's rights in any other respect or at any other time. If any term or provision of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. We also agree that no failure or delay by you in exercising any right, power or privilege under this letter agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this letter agreement. The terms and conditions of this letter agreement shall survive until the 3rd anniversary of the date of termination of the Intercreditor Agreement. This letter agreement shall become effective when executed by us and the Company.

       5. This letter agreement shall be governed by and construed in accordance with the laws of Brazil, without giving effect to its conflict of laws principles or rules to the extent that the application of the law of another jurisdiction would be required thereby.

                                   Very truly yours,

                                   [INSERT NAME]



                                    By
                                      -------------------------------
                                      Name:
                                      Title:



Confirmed and agreed to by:

NET SERVICOS DE COMUNICACAO S.A



By
  -------------------------------
  Name:
  Title:
  Date:



CC. Banco Itau S.A., Attention: Sr. Antonio Carlos Rodrigues